EXHIBIT 4.3
                      Express America Holdings Corporation
                                  401(k) Plan


                             FIFTH AMENDMENT TO THE

                            EXPRESS AMERICA HOLDINGS
                             CORPORATION 401(K) PLAN


         WHEREAS, Express America Holdings Corporation ("Company") previously adopted the Express America Holdings Corporation 401(K) Plan ("Plan"); and

         WHEREAS,  the Company  retained the right to amend the Plan pursuant to
Section 9.01 thereof; and WHEREAS, the Company desires to amend the Plan in it entirety effective January 1, 1996; NOW, THEREFORE, effective January 1, 1996, the Plan is amended in its entirety to read as follows:

                            EXPRESS AMERICA HOLDINGS
                             CORPORATION 401(K) PLAN

                                TABLE OF CONTENTS


                                                                           PAGE
SECTION 1 - NAME OF PLAN . . . . . . . . . . . . . . . . .  . . . . . . . . . .

SECTION 2 - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         2.1      "Annuity Starting Date"
         2.2      "Board"
         2.3      "Break in Service"
         2.4      "Code"
         2.5      "Company"
         2.6      "Compensation"
         2.7      "Controlled Group"
         2.8      "Distribution Notice Period"
         2.9      "Employee"
         2.10     "Employer"
         2.11     "Entry Date"
         2.12     "Execution Date"
         2.13     "Five Percent Owner"
         2.14     "Hours of Employment"
         2.15     "Normal Retirement Date"
         2.16     "Participant"
         2.17     "Plan Administrator"
         2.18     "Plan Year"
         2.19     "Qualified Plan"
         2.20     "Qualified Preretirement Survivor Annuity"
         2.21     "Service"
         2.22     "Trustee"
         2.23     "Valuation Date"

SECTION 3 - ELIGIBILITY
         3.1      Prior Participants
         3.2      New Participants
         3.3      Former Participants
         3.4      Cessation of Participation

SECTION 4 - CONTRIBUTIONS
         4.1      Basic Payroll Reduction Contributions
         4.2      Additional Payroll Reduction Contributions
         4.3      Maximum Payroll Reductions Contribution
         4.4      Company Matching Contributions
         4.5      Elections
         4.6      Changes in and Suspension of Payroll Reductions
         4.7      Tax Deductions
         4.8      Rollover Contributions and Transfers
         4.9      Loans
         4.10     Hardship Withdrawals

SECTION 5 - DISTRIBUTIONS OF EXCESS AMOUNTS

         5.1      Distribution of Excess Elective Deferrals
         5.2 Limitations on Pre-Tax Constributions for Highly Compensation Employees
         5.3 Limitations on Matching Contributions For Highly Compensated Employees
         5.4      Limitations on Multiple Use of Alternative
                  Limitation
         5.5      Definitions and Special Rules
         5.6 Election to Treat Qualified Nonelective Contributions and Qualfied Matching Contributions as Elective Deferrals
         5.7 Election to Treat Qualfied Nonelective Contributions and Elective Deferrals as Matching Contributions

SECTION 6 - ALLOCATION
         6.1      Establishment of Accounts
         6.2      404(c) Plan
         6.3      Participant's Selection of Investment Fund
         6.4      Transfers Between Investment Funds
         6.5      Allocation of Earnings of Losses
         6.6      Special Tranfer Rules

SECTION 7 - DISTRIBUTIONS AT RETIREMENT
         7.1      Normal Retirement Distributions
         7.2      Required Minimum Distributions
         7.3      Required Beginning Date

SECTION 8 - DISTRIBUTIONS AT TERMINATION OF EMPLOYMENT
                  (VESTING)
         8.1      Distributions Upon Termination of Employment
         8.2      Determination of Vested Portion
         8.3      Forfeitures

SECTION 9 - PAYMENT OF BENEFITS
         9.1      Timing of Distributions
         9.2      Form of Distribution
         9.3 Spousal Consent to an Annuity Form of Benefit or to an Alternate Beneficiary
         9.4      Distribution Notice

SECTION 10 - DISTRIBUTIONS AT DEATH
         10.1     Distributions Upon Death
         10.2     Distribution to Spouse
         10.3     Designation of Beneficiary
         10.4     Beneficiary Not Designated
         10.5     Spousal Consent to Designation of Beneficiary

SECTION 11 - LEAVES OF ABSENCE AND TRANSFERS
         11.1     Military Leave of Absence
         11.2     Maternity or Paternity Absence
         11.3     Service During Maternity or Paternity Absence
         11.4     Other Leaves of Absence
         11.5     Transfers

SECTION 12 - TRUSTEE

SECTION 13 - ADMINISTRATION
         13.1     Appointment of Plan Administrator
         13.2     Construction
         13.3     Decisions and Delegation
         13.4     Duties of the Plan Administrator
         13.5     Records of the Plan Adminstrator
         13.6     Expenses

SECTION 14 - CLAIM PROCEDURE
         14.1     Claim
         14.2     Claim Decision
         14.3     Rquest for Review
         14.4     Review on Appeal

SECTION 15 - AMENDMENT AND TERMINATION
         15.1     Amendment
         15.2     Termination; Discontinuance of Contributions

SECTION 16 - MISCELLANEOUS
         16.1     Participants' Rights
         16.2     Spendthrift Clause
         16.3     Delegation of Authority by Company
         16.4     Distributions to Minors
         16.5     Construction of Plan
         16.6     Gender, Number and Headings
         16.7     Separability of Provisions
         16.8     Diversion of Assets
         16.9     Service of Process
         16.10    Merger
         16.11    Benefit Limitation
         16.12    Commencement of Benefits
         16.13    Qualified Domestic Relations Order
         16.14    Written Explanation of Rollover Treatment
         16.15    Leased Employees
         16.16    Special Distribution Option
         16.17    Limitations on Special Distribution Option

SECTION 17 - TOP-HEAVY DEFINITIONS
         17.1     "Accrued Benefits"
         17.2     "Beneficiaries"
         17.3     "Determination Date"
         17.4     "Former Key Employee"
         17.5     "Key Employee"
         17.6     "Non-Key Employee"
         17.7     "Permissive Aggregation Group"
         17.8     "Required Aggregation Group"
         17.9     "Super Top-Heavy Group"
         17.10    "Top-Heavy Compensation"
         17.11    "Top-Heavy Group"

SECTION 18 - TOP-HEAVY RULES
         18.1     Special Top-Heavy Rules
         18.2     Adjustments in Section 415 Limits

                            EXPRESS AMERICA HOLDINGS
                             CORPORATION 401(K) PLAN

                                    SECTION 1

                                  NAME OF PLAN

         This Plan shall be known as the "Express America Holdings Corporation 401(K) Plan." The Plan will be considered a profit sharing plan even though contributions are not dependent on profits.

                                    SECTION 2
                                   DEFINITIONS

         2.1 "Annuity Starting Date" means the Valuation Ate as of which the distribution is made. A Participant's Annuity Starting Date must be no less than 30 and no more than 90 days after the date the Participant receives the notice described in Section 9.4.

         2.2 "Board" means the board of directors of the Company.

         2.3 "Break in Service" means a Plan Year in which a person completes 500 or fewer Hours of Employment.

         2.4 "Code" means the Internal Revenue Code of 1986, as amended.

         2.5 "Company" means Express America Holdings Corporation.

         2.6 "Compensation" means the gross amount of wages, as shown on Form W-2 provided by the Company, received during the Plan Year by an Employee after he becomes a Participant for services rendered with respect to the Company, plus amounts contributed through a salary reduction arrangement to a qualified plan which meets the requirements of Code Section 401(k), but excluding any severance pay.
         The Compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed $150,000 (as adjusted in accordance with Section 415(d) of the Code).

         In determining the Compensation of a Participant for purposes of this limit, the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules, the Compensation limit is exceeded, then the limit shall be pro rated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limit.

         2.7 "Controlled Group" means the Company and all other entities required to be aggregated with the Company under Section 414(b), (c) or (m) of the Code or regulations issued pursuant to Section 414(o) of the Code. The purposes of Section 16.11, in determining which entities shall be aggregated under Section 414(b) or (c) of the Code, the modifications made by Section 415(h) of the Code shall be applied.

         2.8 "Distribution Notice Period" means the period beginning not more than 90 days and ending not less than 30 days before any Valuation Date.

         2.9 "Employee" means all persons classified as an employee by the Employer.

         2.10 "Employer" means the Company, Pilgrim America Group, Inc. or any other member of the Controlled Group which has, with the consent of the Board, adopted the Plan.

         2.11 "Entry Date" means January 1, April 1, July 1 or October 1 of each calendar year.

         2.12 "Execution Date" means the date on which the Fifth Amendment is executed, as shown on the signature page of such amendment.

         2.13 "Five Percent Owner" means any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent of the outstanding stock of any corporation in the Controlled Group of stock possessing more than five percent of the total combined voting power of all stock of any corporation in the Controlled Group or who owns more than five percent of the capital or profits interest of any unincorporated entity in the Controlled Group.

         2.14 "Hours of Employment" for a person compensated on the basis of a certain amount for each hour worked during a given period means:

                  (a) Each hour for which a person is directly or indirectly paid, or entitled to payment, by the
                           Employer for the performance of duties and for reasons other than the performance of duties; provided that

                       (1) no more than 501 Hours of Employment shall be credited on account of a single continuous period during which no duties are performed, and

                       (2) no Hours of Employment shall be credited if payment was made or due

                            (A) under a Plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; or

                            (B)      solely  as reimbursement  for   medical  or
                                     medically related expenses incurred by the Employee.

                  (b) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer. Such Hours of Employment shall be credited for the periods to which the award or agreement pertains rather than the periods in which the award, agreement, or payment is made, an no Hours of Employment shall be credited under this paragraph which would duplicate any hours credited above. For a person who is not compensated on the basis of a certain amount for each hour worked during a given period, credit shall be given at the rate of 10 Hours of Employment for each calendar day of employment with the Employer for which he would be credited with one or more Hours of Employment if (a) or (b) above applied. For a person on a leave of absence pursuant to Section 11.1 or 11.4, credit for such leave shall be given for the number of regularly scheduled working hours included in the period of such leave.

          Hours of Employment shall be calculated in accordance with Department of Labor Regulation Section 2530.200b-2(b) and (c).

         2.15 "Normal Retirement Date" means the date on which a Participant terminates his employment with the Company (except by death) provided such date is on or after such Participant's attainment of age 65.

         2.16 "Participant" means an Employee who has satisfied the eligibility requirements of Section 3 and who has not become a former Participant under
Section 3.4.

         2.17 "Plan Administrator" means the Vice President Human Resources.

         2.18 "Plan Year" mean the 12-month period commencing on January 1 and ending on December 31.

         2.19 "Qualified Plan" means any plan qualified under Section 401 of the Code. For purposes of Sections 17 and 18 only, the term "Qualified Plan" also means a simplified employee pension described in Section 408(k) of the Code.

         2.20 "Qualified Preretirement Survivor Annuity" means a life annuity payable to the surviving spouse of a Participant who dies to his Annuity Starting Date.

         2.21 "Service" means one year of Service for each 12-month period in which a person completes 1,000 Hours of Employment measured from the date the Participant first completes an Hour of Employment to the anniversary date which is 12 months after such date. If a person has less than 1,000 Hours of Employment in any 12-month period of employment with the Employer, measured from the date the Participant first completes an Hour of Employment to the anniversary date which is 12 months after such date, he shall receive a pro-rata part of a year of Service based on the ratio of his Hours of Employment to 1,000. No more than one year of Service may be earned in any 12-month period for any purpose of the Plan. Notwithstanding the foregoing, Participants who participated in the Plan on May 1, 1995 and who would have less Service when calculated under these rules than under the rules of Service which were in effect under the Plan prior to May 1, 1995, shall have their Service calculated under the rules for Service which were in effect prior to May 1, 1995.

         2.22 "Trustee" means the trustee or any successor trustee appointed pursuant to Section 12 hereof.

         2.23 "Valuation Date" means each January 1, April 1, July 1 and October 1.

                                    SECTION 3

                                   ELIGIBILITY

         3.1 Prior Participants. Each period who was a Participant on December 31, 1995, shall continue to be a Participant on January 1, 1996.

         3.2 New Participants. On and after January 1, 1996, each Employee not described in Section 3.1 shall become a Participant hereunder as of the later of:

                  (a) the first Entry Date after the Employee attains age 21, and

                  (b) the first Entry Date following the calendar quarter in which the Employee begins working for the Employer if he begins working for the Employer during the first 15 days of a calendar quarter or the second Entry Date immediately following the calendar quarter if the Employee begins working for the Employer at any other time during a calendar quarter.

              If a person is not an Employee when satisfied one of the above requirements, he shall not become a Participant until the day be becomes an Employee.

         3.3 Former Participants. A former Participant who is reemployed by the Company shall become a Participant on the date he is reemployed as an Employee.

         3.4 Cessation of Participation. A person shall cease to be a Participant and shall become a former Participant when he (a) has ceased to be employed by the Company, and (b) has no undistributed account balance under the Plan.

                                    SECTION 4

                                  CONTRIBUTIONS

         4.1 Basic Payroll Reduction Contributions. A Participant may elect to have up to 7% of his Compensation contribution by the Company to the Plan on a pre-tax basis through payroll reductions. Each Participant shall elect on forms provided by the Plan Administrator in increments of 1% the percentage of his Compensation under this Section to be credited to his Salary Reduction Account

         4.2 Additional Payroll Reduction Contributions. A Participant who has elected to have 7% of his Compensation contributed by the Company to the Plan under Section 4.1 may elect to have up to an additional 3% of this Compensation contributed by the Company to the Plan on a pre-tax basis through payroll reductions. Each Participant shall elect on forms provided by the Plan Administrator in increments of 1% the percentage of his Compensation under this Section to be credited to his Salary Reduction Account.

         4.3 Maximum Payroll Reduction Contribution. The maximum amount which may be contributed to the Plan by a Participant on a pre-tax basis under Section
4.1 and 4.2 and any other Qualified Plan maintained by the Company in any calendar year is limited to $7,000 (or such higher amount prescribed by applicable law). If the Participant's pre-tax contributions reach this maximum, the Plan Administrator shall stop the Participant's payroll reduction contributions for the remainder of the calendar year.

         4.4 Company Matching Contributions. The Company will contribute to the Plan an amount equal to 100% of the amount by which each Participant elects to have his Compensation reduced under Section 4.1. Any such contributions shall be paid to the Trustee when such salary reduction contributions are made. If a Participant's pre-tax contributions for a calendar year reach the maximum amount set out in Section 4.3 and, as a result, the Participant is no longer eligible to make pre-tax contributions to the Plan, the Participant will continue to receive matching contributions for each payroll period during the remainder of the calendar year in an amount equal to:

                  (a) The lesser of (i) 100% of $7,000 (or such higher amount prescribed by applicable law) or (ii) an amount equal to 100% of the amount by which each Participant elected to have his Compensation reduced under Section 4.1 from the beginning of the calendar year through the end of such payroll period, minus

                  (b) The amount of matching contributions previously made on behalf of the Participant from the beginning of the calendar year through the end of such payroll period.

         4.5 Elections. Each election by a Participant under Section 4.1 and 4.2 shall be effective until suspended or amended. Each election shall be effective only when made on a form prescribed by the Plan Administrator or filed with the Company.

         4.6 Changes in and Suspension of Payroll Reductions.

                  (a) Changes in Payroll Reductions. Each Participant's payroll reduction percentage under Sections 4.1 and 4.2 shall continue in effect until the Participant shall change such percentage. As of the first day of each calendar quarter, a Participant may in his discretion change such percentage by written notice to the Company on forms prescribed by the Plan Administrator before the first day of the calendar quarter on which the change is to take effect.

                  (b) (1) Suspension of Payroll Reductions. A Participant may at any time suspend his contributions effective on the 1st day of the following month by giving written notice to the Company on forms prescribed by the Plan Administrator.

                           (2) Suspension of Payroll Reductions During Government or Military Service. Suspension of a Participant's contributions shall be permitted during any period of military service, or of government service approved by the Company, regardless of the duration of such period.

                           (3) Resumption of Payroll Reductions After Suspension. As of the first day of each calendar quarter, a Participant who has suspended his contributions under Section 4.6(b)(1) may at any time resume them by giving written notice to the Company on forms prescribed by the Plan Administrator prior to the first day of the payroll period in which such resumption is to take effect.

         4.7 Tax Deductions. All Company contributions are made conditioned upon their deductibility for Federal income tax purposes under Section 404 of the Code. Amounts contributed by the Company shall be returned to the Company from the Plan by the Trustee under the following circumstances:

         (a) If the contribution was made by the Company by a mistake of fact, the excess of the amount of such contribution over the amount that would have been contributed had there been no mistake of fact shall be returned to the Company within one year after the payment of the contribution; and

         (b) If the Company makes a contribution  which is not deductible  under
Section 404 of the Code, such contribution (but only to the extent disallowed) shall be returned to the Company within one year after the disallowance of the deduction. Earnings attributable to the contribution shall not be returned to the Company, but losses attributable to such excess contribution shall be deducted from the amount to be returned. In the event (a) or (b) above apply, the Company will distribute any salary reduction amounts returned to the Company (less any losses) to the Employees who elected to reduce their salary by such amounts.

         4.8 Rollover Contributions and Transfers. The Plan Administrator may direct the Trustee to accept from or on behalf of an Employee any cash or other assets the receipt of which would constitute a rollover contribution as defined in Section 408(d)(3)(A)(ii) of the Code or an eligible rollover contribution as defined in Section 402(c)(4) of the Code which is excludible from income under
Section 402(c)(1) of the Code. The Plan Administrator may also direct the Trustee to accept from the trustee of another Qualified Plan a direct transfer of cash or other assets which does not constitute an eligible rollover contribution. Notwithstanding the preceding sentence, the Trustee may not accept the direct transfer of any assets from any Qualified Plan which would cause the Plan to be subject to the requirements of Section 401(a)(11) of the Code. Any contributions under this Section shall be segregated in a separate account and shall be fully vested at all times. Unless accepted on a Valuation Date, the assets of such account will be segregated from the other assets of the Plan until the Valuation Date next following the date they are accepted, and thereafter will share in the allocation of earnings and losses under Section
6.5. Such amounts shall not be considered as a contribution by a Participant for purposes of Sections 4.1 or 16.11.

         4.9 Loans. The Plan Administrator shall make loans available to Participants who are employed with the Company on the date the loan is made (and subject to the terms of this Section 4.9, to an interested party as defined in
Section 3(14) of the Employee Retirement Income Security Act of 1974, even if such interested party is no longer an Employee) pursuant to a uniform and non-discriminatory policy. Notwithstanding the above, loans shall not be made available to highly compensated employees (as defined in Section 414(q) of the Code) in an amount greater than the amount made available to other employees. All loans shall comply with the following terms and conditions.


               (a) Loan Applications. A Participant must file with the Plan Administrator a loan application on forms which she will make available for such purpose.

               (b) Criteria for Approval. The Plan Administrator shall determine whether a Participant qualifies for a loan, applying such criteria as a commercial lender of funds would apply in like circumstances with respect to the Participant and his general ability to repay the loan. To assist the Plan Administrator in making this determination the Participant shall be required to provide such supporting information deemed necessary by the Plan Administrator.

               (c) Loan Limits. No loan shall be made if immediately after the loan the unpaid balance of all loans by this Plan and all other plans maintained by the Controlled Group to the Participant would exceed the lesser of

                    (1) $50,000, or

                    (2) 50% of the vested portion of the Participant's  accounts under this Plan.

          Notwithstanding the foregoing:

                    (3) the $50,000  limitation in (1) above shall be reduced by the highest outstanding loan balance for the one-year period ending on the day before a new loan is made minus the outstanding balance of existing loans to the Participant on the date of the new loan.

                           (d) Repayment  Period.A fixed period for repayment of
                  the loan not in excess of 5 years shall be specified in the loan agreement; provided, that if the loan is used to acquire any dwelling unit which within a reasonable time is used as a principal residence of the Participant, the specified repayment period may be longer than 5 years.

                           (e) Manner and  Timing of  Repayments.  Loans will be
                  repaid (principal and interest) through substantially equal payroll deductions; provided, that a Participant may at any time prepay the entire amount due on the loan in one lump sum. Upon a Participant's termination of employment, the entire loan balance shall become due and payable immediately and shall be set off against any distribution due to the Participant.

                           (f) Security. Each loan shall be secured by assignment of the Participant's accounts in the Plan and by the Participant's collateral promissory note for the amount of the loan, including interest thereon, payable to the order of the Trustee. However, in no event shall more than 50% of the Participant's vested interest in the Plan (determined immediately after origination of the loan) be used security for the loan.

                           (g) Interest.  Each loan shall bear a reasonable rate
                  of interest commensurate with the prevailing interest rate charged on similar commercial loans under like circumstances by persons in the business of lending money.

                           (h) Investment of Account. Any loan made to a Participant shall be treated as a segregated investment of his accounts. As such, all payments of principal and interest made by the Participant shall be credited only to the accounts of such Participant.

                           (i) Minimum Loan. The minimum amount of any loan shall be $1,000.00

                           (j) Order of Investment Liquidation. The Company shall liquidate a portion of each Fund in which the Participant's account are invested to provide the proceeds for any loan to the Participant. The amount of each such Fund to be liquidated shall be equal to the loan amount multiplied by the percentage of the Participant's accounts which are invested in such Fund as of the Valuation Date coinciding with or proceeding the date as of which the loan is made. Provided, however, that the closed-end funds shall not be liquidated unless there are insufficient amounts in the other investment funds to provide the proceeds for the loan.

          Loan repayments must be made through payroll deduction.

                           (k) Loans Limited to  Employees.  Except as otherwise
                  provided in this Section 4.9, no loan shall be made to any Participant who has terminated employment with the Company.

                           (l) Default.Generally, a default shall occur upon the
                  failure of a Participant to timely remit repayments under the loan when due. In such event, the Trustee shall take such reasonable actions which a prudent fiduciary in like circumstances would take to protect and preserve Plan assets, including foreclosing on any collateral and commencing such other legal action for collection which the Trustee deems necessary and advisable. However, the Trustee shall not be required to commence such actions immediately upon a default. Instead, the Trustee may grant the Participant reasonable rights to cure any default, provided such actions would constitute a prudent and reasonable course of conduct for a professional lender in like circumstances. In addition, if no risk of loss of principal or income would result to the Plan, the Trustee may choose, in its discretion, to defer enforcement proceedings. If the qualified status of the Plan is not jeopardized, the Trustee and the Plan Administrator may treat a loan that has been defaulted upon and not cured within a reasonable period of time as a deemed distribution from the Plan.

                           (m) Penalty.  A participant  who receives a loan will
                  be unable to make pre-tax contributions to the Plan for a period of twelve months after the Valuation Date as of which the loan is made. Moreover, the maximum amount of a Participant's pre-tax contributions to the Plan or any other plan maintained by the Controlled Group for the calendar year following the calendar year of the loan may not exceed $7,000 (or such higher amount prescribed by applicable law) reduced by the amount of such Participant's pre-tax contributions for the calendar year of the loan.

         4.10 Hardship Withdrawals.

                           (a) Requirements.  A Participant in the employment of
                  the Company may withdraw as of any date all or any part of the vested portion of his Matching Contribution Account, Rollover Account or Salary Reduction Account (but not the earnings credited to his Salary Reduction Account after such date as is set forth in Treasury Regulations under Section 401(k) of the
                  Code) only upon a showing of substantial hardship to the Plan Administrator. The Plan Administrator will grant a distribution on account of hardship only if the distribution is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need.

                           (b) Determination of Immediate and Heavy Financial Need. A distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant only if the distribution is on account of:

                                (1)  expenses  for  medical  care  described  in
                       Section 213(d) of the Code previously incurred by the Participant, the Participant's spouse or any of the Participant's dependents (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in Section 213(d) of the Code;

                                (2) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

                                (3) the payment of tuition and related educational fees (excluding expenses for room and board) for the next 12 months of post-secondary education for the Participant, the Participant's spouse, or the
                       Participant's children or dependents (as defined in Section 152 or the Code); or

                                (4) payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

                           (c) Amount  Necessary  to Satisfy  Financial  Need. A
                  distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if the following requirements are satisfied:

                            (1) The  distribution is not in excess of the amount
                  of the immediate and heavy financial need of the Participant (which may include any amounts necessary to pay any federal, state or local income tax or penalties reasonably anticipated to result from the distribution); and

                            (2) The Participant has obtained all  distributions,
                  other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Controlled Group.

         In addition a Participant who receives a hardship withdrawal will be unable to make pre-tax contributions to the Plan or any other qualified or nonqualfied plan or deferred compensation maintained by the Controlled Group, including stock option and stock purchase plans and a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Section 125 of the Code (but not the cafeteria plan itself), for a period of twelve months after the Valuation Date as of which the hardship distribution is made. Moreover, the maximum amount of a Participant's pre-tax contributions to the Plan or any other plan maintained by the Controlled Group for the calendar year following the calendar year of the hardship withdrawal may not exceed $7,000 (or such higher amount prescribed by applicable law) reduced by the amount of such Participant's pre-tax contributions for the calendar year of the hardship withdrawal.

                           (d) Deadlines for Submission of Withdrawal Applications.An application for a withdrawal must be received by the Plan Administrator at least 5 days preceding the date as of which the withdrawal is to be made.

                           (e) Order of Investment Liquidation. The Company shall liquidate a portion of each Fund in which the Participant's accounts are invested to provide the proceeds for any withdrawal to the Participant. The amount of each such fund to be liquidated shall be equal to the withdrawal amount multiplied by the percentage of the Participant's accounts which are invested in such fund as the Validation Date coinciding with or preceding the date as of which the withdrawal is made. Provided, however, that the closed-end funds shall not be liquidated unless there are insufficient amounts in the other investment funds to provide the proceeds for the withdrawal. 4.11 Vesting After Withdrawals. If a withdrawal under Section 4.10 is made by a Participant whose matching Contribution Account was not 100% vested at the time of such withdrawal, then the Company shall separately record the portion of his Matching Contribution Account which was not vested at the time of the withdrawal, and the vested amount of such portion from time to time shall equal an amount ("X") determined by the following formula:

                           X=P(AB + (R X D)) - (R X D)

For purposes of applying such formula: "P" is the vested percentage at the relevant time; "AB" is the account balance at the relevant time; "D" is the amount previously withdrawn by the Participant; and "R" is the ratio of the account balance at the relevant time to the account balance after the withdrawal. If a person who has received a withdrawal hereunder is subsequently entitled to an allocation of Company contributions, the Company shall separately record such contributions and vesting with respect to such contributions shall be in accordance with Section 8.2

                                    SECTION 5
                         DISTRIBUTIONS OF EXCESS AMOUNTS

         5.1 Distributions of Excess Elective Deferrals. If a Participant's Elective Deferrals (as defined in Section 5.5 (f)) for any calendar year exceed $7,000 (or such higher amount prescribed by applicable law), then the Participant may file and election form prescribed by the Plan Administrator with the Company designating in writing the amount of such excess Elective Deferrals to be distributed from this Plan. Any such election form must be filed with the Company no later than the March 1 following the close of such calendar year in order for the Company to act on it. If such an election form is timely filed, the Trustee shall distribute to the Participant the amount of such excess Elective Deferrals which the Participant has allocated to this Plan together with any income or less any loss allocable to such amount on or before the April 15 following the close of such calendar year. In the case of a Highly Compensated Employee (as defined in Section 5.5(j)), the Trustee shall also distribute to the Participant any Matching Contributions (as defined in Section 5.5(k)) which were contributed on account of the Elective Deferrals being distributed, even if such Matching Contributions are vested. For purposes of the preceding sentence, the income or loss allocable to such excess amount will be determined under such reasonable method as the Plan Administrator shall establish that does not discriminate in favor of Highly Compensated Employees (as defined in Section 5.5(j)).

         5.2 Limitations on Pre-Tax Contributions for Highly Compensated Employees. The Plan Administrator is authorized to reduce to the extent necessary the maximum deferral percentage under Sections 4.1 and 4.2 for Highly Compensated Employees, prior to the close of the Plan Year if the Plan Administrator reasonably believes that such reduction is necessary to prevent the Plan from failing both tests in Section 5.2(a). Such adjustments shall be made in accordance with rules prescribed by the Plan Administrator.

                           (a)      Actual Deferral Percentage Tests.

                                    (1) The Plan satisfies this  subparagraph if
                  the Actual Deferral Percentage (as defined in Section 5.5(b)) for the group of Highly Compensated Employees is not greater than 125% of the Actual Deferral Percentage for the group of Non-Highly Compensated Employees (as defined in Section 5.5(m)).

                                    (2) The Plan satisfies this subparagraph if:

                                            (A)  the   excess   of  the   Actual
                           Deferral Percentage for the group of Highly Compensated Employees over the Actual Deferral Percentage for the group of Non-Highly Compensated Employees is not more than two percentage points, and

                                            (B) the Actual  Deferral  Percentage
                           for the group of Highly Compensated Employees is not more than twice the Actual Deferral Percentage of Non-Highly Compensated Employees.

               (b) Distributions of Excess Contributions if Tests are Failed. If for any Plan Year the Plan satisfies neither of the tests set forth in
          Section 5.2(a), within 12 month after the last day of such Plan Year the Trustee shall return to each Highly Compensated Employee his portion of the Excess Contribution (as defined in Section 5.5 (h)) for such Plan Year (plus the income or less the loss allocable to such Excess Contributions) plus any Matching Contributions which were contributed on account of the Excess Contributions being distributed even if such Matching Contributions are vested. The Excess contributions returned to each Highly Compensated Employee shall be taken, pro rata, from each of the investment funds in which such Employee is invested at the time such contributions are returned. Provided, however, that no refunds shall be made out of the closed-end funds unless there are insufficient amounts in the other investments funds to return the Excess Contributions. If such Excess Contributions are not returned within the first 2-1/2 months after the last day of such Plan Year, the Company shall timely file with respect to any and all tax liability arising for failure to timely distribute the Excess Contributions. The portion of each Highly Compensated Employee's Excess Contributions for a Plan Year shall be determined by reducing the pre-tax contributions made on behalf of Highly Compensated Employees in a manner such that those Highly Compensated Employees with the highest Actual Deferral Percentages shall each have their pre-tax contributions reduced to the extent necessary but not below the next highest level of Actual Deferral Percentages and then those Highly Compensated Employees with Actual Deferral Percentages greater than or equal to this level shall each have their pre-tax contributions reduced (or further reduced, as the case may be) to the extent necessary but not below the next highest level of Actual Deferral Percentages, and this reduction process shall continue through each successively lower level of Actual Deferral Percentages until the Actual Deferral Percentage for the group of Highly Compensated Employees satisfies one of the tests set forth in Section 5.2(a). Excess Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Section 414(q)
          (6) of the Code in the manner prescribed by the regulations. The income or loss allocable to a Highly Compensated Employee's portion of the Excess Contribution will be determined under such reasonable method as the Plan Administrator shall establish that does not discriminate in favor of Highly Compensated Employees.


               (c) Coordination with Distributions of Elective Deferrals. If the Trustee is required to distribute both Elective Deferrals and Excess Contributions for a Plan Year, the Trustee shall instruct the Plan Administrator or recordkeeper to:

                    (1) calculate and distribute the Elective  Deferrals  before determining the Excess Contributions to be distributed to Highly Compensated Employees;

                    (2) calculate the Average Deferral  Percentage in accordance with Section 5.5(b) including the amount of excess Elective Deferrals distributed pursuant to (1) above; and

                    (3) distribute Excess Contributions to Participants by reducing the Excess Contributions distributed to a Participant by the amount of excess Elective Deferrals distributed to such Participant.

                           (d) Election to Make Additional Company Contributions. Notwithstanding 5.2(b) and 5.2(c) above, the Company may elect, in lieu of the distribution described in 5.2(b) above, to make additional Qualified Nonelective Contributions (as defined in Section 5.5(o)) or Qualified Matching Contributions (as defined in Section 5.5
         (n)) which are treated as Elective Deferrals under the Plan and that, in combination with the Elective Deferrals, satisfy the Actual Deferral Percentage test set forth in Section 5.2(a). Any such additional Qualified Nonelective Contributions or Qualified Matching Contributions will be credited to the Participants' Matching Contribution Account.

                  5.3 Limitations on Matching contributions for Highly Compensated Employees. The Plan Administrator is authorized to reduce to the extent necessary the maximum amount of matching contributions under Section 4.4 contributed on behalf of any Highly Compensated Employee prior to the close of the Plan Year if the Plan Administrator reasonably believes that such adjustment is necessary to prevent the Plan from failing both tests in Section 5.3(a). Such reduction shall be made in accordance with rules prescribed by the Plan Administrator.

                           (a)      Actual Contribution Percentage Tests.

                                     (1) The Plan satisfies this subparagraph if
                  the Actual Contribution Percentage (as defined in Section 5.5(a)) for the group of Highly Compensated Employees is not greater than 125% of the Actual Contribution Percentage for the group of all Non-Highly Compensated Employees.

                                     (2) The Plan  satisfies  this  subparagraph
                  if:
                                          (A)   the   excess   of   the   Actual
                  Contribution Percentage for the group of Highly Compensated Employees over the Actual Contribution Percentage for the group of Non-Highly Compensated Employees is not more than two percentage points, and
                                          (B) the Actual Contribution Percentage
                  for the group of Highly Compensated Employees is not more than twice the Actual Contribution Percentage of Non-Highly Compensated Employees.

                  (b)  Distribution  of  Matching  Contributions  if  Tests  are
         Failed. If for any Plan Year the Plan fails to satisfy either of the tests set forth in Section 5.3(a), the Trustee shall return to each Highly Compensated Employee the vested portion of his portion of the Excess Aggregate Contributions (as defined in Section 5.5(g)) (plus the income or less the losses allocable to such Excess Aggregate Contributions) for such Plan Year within 12 months after the last day of such Plan Year. The nonvested portion shall be forfeited. The Excess contributions returned to each Highly Compensated Employee shall be taken, pro rata, from each of the investment funds in which such Employee is invested at the time such contributions are returned. Provided, however, that no refunds shall be made out of the closed-end funds unless there are insufficient amounts in the other investments funds to return the Excess Contributions. If such Excess Aggregate Contributions are not returned within the first 2-1/2 months after the last day of such Plan Year, the Company shall timely file with respect to any and all tax liability arising for failure to timely distribute the Excess Aggregate Contributions. The portion of each Highly Compensated Employee's Excess Aggregate Contributions for a Plan Year which shall be distributed shall be determined first by reducing the Matching Contributions on behalf of Highly Compensated Employees in a manner such that those Highly Compensated Employees with the highest Actual Contribution Percentages shall each have the Matching Contributions on their behalf reduced to the extent necessary but not below the next highest level of Actual Contribution Percentages and then those Highly Compensated Employees with Actual Contribution
         Percentages greater than or equal to this level shall each have the Matching Contributions on their behalf reduced (or further reduced, as the case may be) in the same manner to the extent necessary but not below the next highest level of Actual Contribution Percentages, and this reduction process shall continue through each successively lower level of Actual Contribution Percentages until the Actual Contribution Percentage for the group of Highly Compensated Employees satisfies one of the tests set forth in Section 5.3(a). Excess Aggregate Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Section 414(q) (6) of the Code in the manner prescribed by the regulations. The income or loss allocable to a Highly Compensated Employee's portion of the Excess Aggregate Contributions will be determined under such reasonable method as the Plan Administrator shall establish that does not discriminate in favor of Highly Compensated Employees.

                           (c) Election to Make Additional Employer Contributions. Notwithstanding 5.3(a) above, the Company may elect, in lieu of the distribution described in 5.3(a) above, to make an additional Qualified Nonelective Contribution that, in combination with the Matching Contributions (as defined in Section 5.5(k)) for the Plan Year, satisfies the Actual Contribution Percentage test set forth in
         Section 5.3(a). Any such additional Qualified Nonelective Contributions will be credited to the Participants' Matching Contribution Account.

                 5.4      Limitations on Multiple Use of Alternative Limitation:

                           (a) Determination of Multiple Use. The Plan Administrator will determine whether or not multiple use of the Alternative Limitation (as defined in Section 5.5 (e)) has occurred. Such determination will be made in accordance with Section 401(m) (9) of the Code.

                           (b) Correction of Multiple Use. If a multiple use of the Alternative Limitation occurs, the Plan Administrator shall correct such multiple use by reducing the Actual Contribution Percentages of Highly Compensated Employees in the manner set forth in Section 5.3(b) so that there is no multiple use of the Alternative Limitation.

                  5.5  Definitions  and  Special  Rules.  For  purposes  of this
Section 5:

                           (a) The Actual Contribution Percentage for a group for a Plan Year means the average of the ratios (calculated separately for each Employee in the group) of:

                                     (1)   the   total    amount   of   matching
         contributions credited to the Employee's Matching Contribution Account pursuant to Section 5.5(1) for the Plan Year plus any Qualified Nonelective Contributions (as defined in Section 5.5(o)) and Elective Deferrals which the Company elects to treat as Matching Contributions in accordance with Section 5.7 to

                                     (2) the  Employee's  Compensation  for  the
         portion of such Plan Year while the individual is an Employee.

         The Actual Contribution Percentage for each group will be calculated to the nearest 100th of 1% of the Employee's Compensation.

                           (b) The Actual Deferral Percentage for a group for a Plan Year means the average of the ratios (calculated separately for each Employee in the group) of:

                                     (1)  the  total  amount  of   contributions
         credited to the Employee's Salary Reduction Account for the Plan Year plus any Qualified Nonelective Contributions (as defined in Section
         5.5(o)) and Qualified Matching Contributions (as defined in Section 5.5(n)) which the Company elects to treat as Elective Deferrals in accordance with Section 5.6 to

                                     (2) the  Compensation  for the  portion  of
         such Plan Year while the individual is an Employee.

         The Actual Deferral Percentage for each group will be calculated to the nearest 100th of 1% of the Employee's Compensation.

                           (c) For purposes of determining the Actual Contribution Percentage of a Highly Compensated Employee who is subject to the family aggregation rules of Section 414(q) (6) of the Code, the combined Actual Contribution Percentage of the family group (which is treated as one Highly Compensated Employee) shall be the Actual Contribution Percentage determined by combining the Compensation, Matching Contributions and amounts treated as Matching contributions of all Family Members (as defined in Section 5.5(i)).

                           (d) For purposes of determining the Actual Deferral Percentage of a Highly Compensated Employee who is subject to the family aggregation rules of Section 414 (q) (6) of the Code, the combined Actual Deferral Percentage of the family group (which is treated as one Highly Compensated Employee) shall be the Actual Deferral Percentage determined by combining the Compensation, Elective Deferrals and amounts treated as Elective Deferrals of all Family Members (as defined in Section 5.5 (i)).

                           (e) Alternative Limitation means the alternative methods of compliance with Sections 401(k) (3) (A) (ii) (II) and 401
         (m) (2) (A) (ii) of the Code as set forth in Sections 5.2 (a) (2) and 5.3(a) (2) respectively.

                           (f) The Elective Deferrals for a calendar year mean the sum of any salary reduction amounts for the Plan Year which relate to Compensation that would have been received in the Plan Year but for the election to defer and which are pre-tax or deductible contributions under:

                                     (1)   a   qualified    cash   or   deferred
               arrangement as defined in Section 401(k) of the Code;

                                     (2)  a  simplified   employee   pension  as
               defined in Section 408(k) of the Code;

                                     (3)  a  plan  under   which   such   salary
               reduction  amounts are used to purchase an annuity contract under
               Section 403(b) of the Code;

                                     (4) any plan  described  in Section  501(c)
               (18) of the Code.

                           (g) The Excess Aggregate Contributions for a Plan Year means the excess of the aggregate amount of Matching Contributions made on behalf of Highly Compensated Employees for such Plan Year over the maximum amount of such contributions which could have been made for such Plan Year without causing the Plan to fail both the tests in
         Section 5.3(a).

                           (h) The Excess Contributions for a Plan Year means the excess of the aggregate amount of pre-tax contributions under Sections 4.1 and 4.2 made on behalf of Highly Compensated Employees for such Plan Year over the maximum amount of such contributions which could have been made for such Plan Year without causing the Plan to fail both the tests in Section 5.2(a).

                           (i) Family Member means with respect to a Plan Year any individual who at any time during such Plan Year bears one of the following relationships to a Five Percent Owner or to one of the ten Highly Compensated Employees paid the greatest Compensation during such Plan Year:

                                    (1)     Spouse;

                                    (2)     Lineal ascendant;

                                    (3)     Lineal descendant;

                                    (4)     The spouse of a lineal ascendant; or

                                    (5)     The spouse of a lineal descendant.

                           (j) Highly Compensated Employee means a Participant who, during the look-back year: (i) received compensation from the Employer in excess of $75,000 (as adjusted pursuant to section 415(d) of the Code); (ii) received compensation from the Employer in excess of $50,000 (as adjusted pursuant to section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an officer of the Employer and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under section 415(b)
         (1) (A) of the Code. The term highly compensated employee also includes
         (i) a Participant who is both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and is one of the 100 employees who received the most compensation from the Employer during the determination year; and (ii) a Participant who is a Five Percent Owner at any time during the look-back year or determination year.

                           If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a highly compensated employee.

                           For this purpose, the determination year shall be the Plan year. The look-back year shall be the twelve-month period immediately preceding the determination year.

                           If an Employee is, during a determination year or look-back year, a family member of either a Five Percent Owner who is an active or former employee or a Highly Compensated Employee who is one of the 10 most highly compensated employees ranked on the basis of compensation paid by the Employer during such year, then the family member and the Five Percent Owner or top-ten highly compensated employee shall be aggregated. In such case, the family member and Five Percent Owner or top-ten highly compensated employee shall be treated as a single employee receiving compensation and Plan contributions or benefits equal to the sum of such compensation and Plan contributions or benefits equal to the sum or such compensation and contributions or benefits of the family member and Five Percent Owner or top-ten highly compensated employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the employee or former employee and the spouses of such lineal ascendants and descendants.

                           The determination of who is a highly compensated employee, including the determinations of the number and identity of employees in the top-paid group, the top 100 employees, the number of employees treated as officers and the compensation that is considered, will be made in accordance with section 414(q) of the Code and the regulations thereunder.

                           (k)      Matching Contributions means:

                                     (1)  Any  company  contribution  made  to a
               Qualified Plan on account of an Employee contribution to a Qualified Plan maintained by the Company;

                                     (2)  Any  Company  contribution  made  to a
               Qualified Plan on account of an Elective Deferral to a Qualified Plan maintained by the Company;

                                     (3) Any discretionary  Company contribution
               that is allocated to Participants on account of an Employee contribution or Elective Deferral to a Qualified Plan maintained by the Company; and

                                     (4) Any  forfeiture  allocated on the basis
               of Employee contributions, Matching Contributions or Elective Deferrals.

                           (1) Nonelective Contributions means Company contributions (other than Matching Contributions) made to a Qualified Plan maintained by the Company which the Employee may not elect to have paid to him in cash or other benefits in lieu of being contributed to such Qualified Plan.

                           (m)   Non-Highly   Compensated   Employee  means  any
         Employee who is not a Highly Compensated Employee and is not a Family Member but who is eligible to participate in the Plan.

                           (n)  Qualified  Matching   Contributions   means  any
         Company   Contribution  made  on  account  of  an  Employee's  Elective
         Deferral; provided that:

                                     (1) such  contributions are 100% vested and
               nonforfeitable when made; and

                                     (2)    such     contributions    are    not
               distributable to a Participant or his beneficiaries earlier than:

                                          (A)  The   Participant's   retirement,
                    death, disability or separation from service.

                                          (B) The  Participant's  attainment  of
                    age 59-1/2.

                                          (C) One of the following events:

                                                     (i) the  termination of the
                                    Plan without the  establishment,  within the
                                    12-month  period after the  distribution  of
                                    all  of  the   assets   of  the   Plan,   or
                                    maintenance of another defined contribution plan other than an employee stock ownership plan as defined in Section 4975(e) (7) of the Code or a simplified employee pension plan as defined in Section 408(k) of the Code; provided, however, that if fewer than 2% of the Participants of the Plan at the time of the termination are eligible under another defined contribution plan at any time during the 24 month period beginning 12 months before the time of the termination such other defined contribution plan will not be considered to be a successor plan;

                                                     (ii)  the   disposition  of
                                    substantially all the assets (within the meaning of Section 409(d) (2) of the Code) used in a trade or business with respect to a Participant who continues employment with the unrelated corporation acquiring such assets;

                                                     (iii)  the  disposition  of
                                    the interest in a subsidiary (within the meaning of Section 409(d) (3) of the Code) with respect to a Participant who continues employment with such subsidiary.

                                            Notwithstanding  the  foregoing,  an
                           event shall not be treated as an event  described  in
                           (i), (ii) or (iii) above with respect to any Participant unless he receives a lump sum distribution (as defined in Section 402(d) (4) or the Code without regard to clauses (i), (ii), (iii) and
                           (iv) of subparagraph (A), subparagraph (B) or subparagraph (H) thereof); and an event shall not be treated as an event described in (ii) or (iii) above unless the transferor continues to maintain the Plan.

                           (o)  Qualified  Nonelective  Contributions  means any
                           Company    Contribution   other   than   a   Matching
                           Contribution; provided that:

                                    (1) such  contributions  are 100% vested and
                 nonforfeitable when made; and

                                    (2) such contributions are not distributable
                 to a Participant or his beneficiaries earlier than:

                                            (A)  The  Participant's  retirement,
                 death, disability or separation from service.

                                            (B) The Participant's  attainment of
                 age 59-1/2.

                                            (C) One of the following events:

                                                     (i) the  termination of the
                           Plan without the establishment, within the 12-month period after the distribution of all of the assets of the Plan, or maintenance of another defined contribution plan other than an employee stock ownership plan as defined in Section 4975(e) (7) of the Code or a simplified employee pension plan as defined in Section 408(k) of the Code; provided, however, that if fewer than 2% of the Participants of the Plan at the time of the termination are eligible under another defined contribution plan at any time during the 24 month period beginning 12 months before the time of the termination, such other defined contribution plan will not be considered to be a successor plan;
                                                     (ii)  the   disposition  of
                           substantially  all the assets  (within the meaning of
                           Section 409(d) (2) of the Code) used in a trade or business with respect to a Participant who continues employment with the unrelated corporation acquiring such assets;
                                                     (iii)  the  disposition  of
                           the interest in a  subsidiary  (within the meaning of
                           Section 409(d) (3) of the Code) with respect to a Participant who continues employment with such subsidiary.

                                             Notwithstanding the foregoing,  and
                           event shall not be treated as an event  described  in
                           (i), (ii) or (iii) above with respect to any Participant unless he receives a lump sum distribution (as defined in Section 402(d) (4) of the Code without regard to clauses (i), (ii), (iii) and
                           (iv) of subparagraph (A), subparagraph (B) or subparagraph (H) thereof); and an event shall not be treated as an event described in (ii) or (iii) above unless the transferor continues to maintain the Plan.

                           (p) The Plan may be disaggregated under Section 1.410(b)-6(b) (3) and Section 1.410(b)-7(c)(3) of the
         Treasury Regulations for any Plan Year in order to pass the Actual Contribution Percentage and Actual Deferral Percentages tests set forth in this Section.

                  5.6 Election to Treat Qualified Nonelective Contributions and Qualified Matching Contributions as Elective Deferrals. Notwithstanding anything to the contrary, the Company may elect to treat all or part of the Qualified Nonelective Contributions and Qualified Matching Contributions as Elective Deferrals provided that each of the following is satisfied:

                           (a) The Nonelective Contributions including Qualified Nonelective Contributions treated as Elective Deferrals for purposes of calculating the Actual Deferral Percentage satisfy the requirements of
         Section 401(a) (4) or the Code;

                           (b)      The Nonelective Contributions excluding:

                                    (1)  Qualified    Nonelective  Contributions
                  treated as Elective Deferrals for purposes of calculating the Actual Deferral Percentage; and

                                    (2)  Qualified   Nonelective   Contributions
                  treated as Matching Contributions for purposes of calculating the Actual Contribution Percentage satisfy the requirements of
                  Section 401(a)(4) of the Code;

                           (c)  The  Qualified  Nonelective   Contributions  and
         Qualified Matching Contributions for a Plan Year are allocated to Participants as of a date within that Plan Year:

                           (d) The Qualified Nonelective Contributions and Qualified Matching Contributions for a Plan Year relate to Compensation that would have been received by the Employee in the Plan Year but for the Employee's election to defer:

                           (e) If the Qualified Nonelective Contributions or Qualified Matching Contributions are made to another plan or plans, this Plan and such other plan(s) must be aggregated for purposes of
         Section 410(b) of the Code (other than the average benefit percentage test); and

                           (f) The Qualified Nonelective Contributions and Qualified Matching Contributions for a Plan year are actually paid to the trust on or before twelve (12) months after the end of the Plan Year.

         5.7 Election to Treat Qualified Nonelective Contributions and Elective Deferrals as Matching Contributions. Notwithstanding anything to the contrary, the Company may elect to treat all or part of the Qualified Nonelective Contributions and Elective Deferrals as Matching Contributions provided that each of the following is satisfied:

                  (a) The Nonelective Contributions including Qualified Nonelective Contributions treated as Matching Contributions for purposes of calculating the Actual Contribution Percentage satisfy the requirements of Section 401(a) (4) of the Code;

                  (b)      The Nonelective Contributions excluding:

                           (1) Qualified  Nonelective  Contributions  treated as
         Matching   Contributions   for  purposes  of  calculating   the  Actual
         Contribution Percentage; and

                           (2) Qualified Nonelective Contributions treated as Elective Deferrals for purposes of calculating the Actual Deferral Percentage satisfy the requirement of Section 401(a)(4) of the Code;

                  (c) The Elective Deferrals both including and excluding the Elective Deferrals treated as Matching Contributions for purposes of calculating the Actual Contribution Percentage satisfy the requirements of Section 401(k)(3) of the Code;

                  (d) The Qualified Nonelective Contributions for a Plan Year are allocated to Participants as of a date within that Plan Year;

                  (e) The Qualified Nonelective Contributions and Qualified Matching Contributions for a Plan Year relate to Compensation that would have been received by the Employee in the Plan Year or within 2-1/2 months after the Plan Year, but for the Employee's election to defer; and

                  (f) If Qualified Nonelective Contributions and Elective Deferrals are made to another plan or plans, this Plan and such other plan(s) must be aggregated for purposes of Section 410(b) of the Code (other than the average benefit percentage test).

                                    SECTION 6

                                   ALLOCATION

         6.1 Establishment of Accounts. The plan Administrator shall establish and maintain for each Participant a Salary Reduction Account, and Matching
Contribution Account, and a Rollover Account. All amounts by which an Employee elects to have his salary reduced under Sections 4.1 and 4.2 shall be credited to his Salary Reduction Account, all Company contributions under Section 4.4 shall be credited to his Matching Contribution Account, and all direct transfer and rollover amounts received on behalf of a Participant under Section 4.8 shall be credited to his Rollover Accounts.

         6.2 404(c) Plan. This Plan is intended to constitute a Plan described in Section 404(c) of the employee Retirement Income Security Act. The Plan fiduciaries shall be relieved of liability for any losses which are the direct and necessary result of investment instructions given by Participants or Beneficiaries.

         6.3 Participant's Selection of Investment Fund. Each Participant shall designate the percentage of contributions under Section 4 for each Plan Year allocable to his accounts which are to be invested in such funds as selected by the Company. Such a designation shall be made by the Participant on or prior to the first day of any calendar quarter on a form made available to him by the Plan Administrator. Any such designation shall continue in effect for successive Plan Years unless changed in the same manner by the Participant. The current investment choices available under the Plan will change effective January 1, 1996. An elections made with respect to investment choices prior to January 1, 1996 will no longer be effective. New choices need to be made with respect to investments on and after January 1, 1996. If no designation is made, the Participant's existing accounts which are not currently invested in Pilgrim America funds shall be invested in the Pilgrim Money Market Fund, and all contributions to the Plan shall cease. If no designation is made and
Participant's existing accounts are invested in Pilgrim America funds, the Participant's accounts will continue to be invested in such funds in accordance with the Participant's most recent investment elections and all contributions to the Plan shall cease.

         6.4 Transfers Between Investment Funds. As of each Valuation Date, a Participant, other than a Participant whose employment or service with the Company has terminated, may elect on forms to be provided by the Plan Administrator, to transfer all or any portion of his accounts in such investment funds as he has selected to any of the other such reasonable requirements as may be established by the Plan Administrator.

         6.5 Allocation of Earnings or Losses. As of each Valuation Date, all appreciation or depreciation in the fair market value of the Plan assets since the preceding Valuation Date shall be allocated to the accounts of each Participant. The allocations shall be made by dividing the fair market value of the Plan assets as of the prior Valuation Date into the value of each account as of such date (reduced by any amounts distributed on or after such date) and multiplying the quotient by the total appreciation or depreciation to be allocated so as to determine the share of each such account. For purposes of determining the share of each such account, valuation of the assets as of the preceding Valuation Date shall equal:

                           (a) the assets as of the preceding Valuation Date, including contributions allocated as of such preceding Valuation Date and excluding assets distributed as of the preceding Valuation Date; plus
                           (b) two-thirds of the contributions which are made to the Plan during the first month after such preceding Valuation Date; plus
                           (c) one-third of the contributions which are made to the Plan during the second month after such preceding Valuation Date.

         6.6 Special Transfer Rules. Effective on or about February 5, 1996, all assets in the Plan will be transferred from investments with the Principal Financial Group to new investments selected by the employer, pursuant to instructions on the Participants' enrollment forms. Due to the magnitude of the change, the investments will probably not actually be transferred on February 5, 1996. Assets which are not transferred on February 5, 1996, will continue to share in the earnings of the funds in which they were invested on February 5, 1996, until such time as the transfer has been completed.

                                    SECTION 7

                           DISTRIBUTIONS AT RETIREMENT

         7.1 Normal Retirement Distributions. Upon a Participant's Normal Retirement Date, the Participant's accounts shall become fully vested (if not already fully vested) and shall be distributed to him in accordance with Section 9.1(b).

         7.2 Required Minimum Distributions. Notwithstanding anything to the contrary contained in the Plan, the entire interest of a Participant will be distributed in accordance with Section 401(a)(9) of the Code and the regulations thereunder beginning no later than the Participant's Required Beginning Date as determined under Section 7.3 below. Minimum distributions will be made based on the life expectancy of such Participant. For purposes of determining the amount of such minimum distribution the Participant's life expectancy will be recalculated annually. Notwithstanding the preceding, a Participant who has reached age 70-1/2 may elect, at any time prior to his Required Beginning Date, to receive the entire amount of his accounts in a lump sum or in installments over the joint life expectancy of the Participant and his spouse or designated beneficiary. If the Participant elects a lump sum he will receive, on or before December 31 or each subsequent calendar year, a lump sum distribution of any subsequent amounts allocated to his accounts.

         7.3 Required Beginning Date. The Required Beginning Date of a Participant who attained age 70-1/2 before January 1, 1988 and who was not a Five Percent Owner at any time after the first day of the Plan Year in which he attained age 66-1/2 shall be April 1, following the calendar year in which he terminates employment. The Required Beginning Date of a Five Percent Owner shall be the later of December 31, 1987, or the April 1 following the calendar year in which the Five Percent Owner attains age 70-1/2. The Required Beginning Date of any other Participant shall be the later of April 1, 1990, or the April 1 following the calendar year in which the Participant attains age 70-1/2.

                                    SECTION 8

              DISTRIBUTIONS AT TERMINATION OF EMPLOYMENT (VESTING)

         8.1 Distributions Upon Termination of Employment. A Participant whose employment with the Company is terminated prior to the earliest of his death or Norman Retirement Date shall receive the vested portion of his accounts in accordance with Section 9.1(a).

         8.2 Determination of Vested Portion.

                  (a) A participant's Salary Reduction Account and Rollover Account shall be 100% vested and nonforfeitable at all times.

                  (b) Participants who participated in the Plan on or before December 31, 1994 shall be 100% vested in their Matching Contribution Accounts at all times. For Participants who began participating in the Plan after December 31, 1994, the portion of a Participant's Matching Contribution Account which shall be vested and nonforfeitable shall be determined in accordance with the following schedule:



                    Years of                                 Percentage of
                    Service                                 Account Vested
                    -------                                 --------------
              less than 1                                         0%
                        1                                       33 1/3%
                        2                                       66 2/3%
                        3                                        100%

                  (c) Notwithstanding any provision herein to the contrary, a Participant's accounts shall be 100% vested and nonforfeitable upon attainment of Normal Retirement Age.

         8.3 Forfeitures. The nonvested portion of the Matching Contribution Account of a Participant whose employment with the Company is terminated prior to the earliest of his death or Normal Retirement Date shall be forfeited immediately when such Participant incurs five consecutive one-year Breaks in Service. The nonvested amounts shall be placed in a separate account until forfeited and shall be credited with an allocation of earnings and losses pursuant to Section 6.5. If the Participant is not employed again by the Company on the date a forfeiture occurs under this Section, any forfeited amounts plus earnings and losses thereon shall be used to reduce future Company contributions. Following such forfeiture, the Participant shall be 100% vested in the balance, if any, of his accounts. If a Participant terminates employment with no vested interest in his Matching Contribution Account, such Participant shall be treated as receiving a distribution of the vested portion of his Matching Contribution Account on the last day of the Plan Year in which his termination occurs, provided he is not employed by the Company on such date.

                                    SECTION 9

                               PAYMENT OF BENEFITS

         9.1 Timing of Distributions.

                           (a) Termination  Before Normal  Retirement Date. If a
Participant's employment is terminated prior to his Normal Retirement Date for any reason other than his death, and if the Participant's vested accounts exceed (or at the time of any prior distribution exceeded) $3,500, the Participant shall receive the notice described in Section 9.4 as well as benefit election forms during the Distribution Notice Period coinciding with or next following the dates he terminates employment. If the Participant properly completes his benefit election forms and returns them to the Company on or before the Valuation Date immediately following such Distribution Notice Period, distribution of his vested accounts will commence in the form elected by the Participant as of such Valuation Date, which shall be his Annuity Starting Date. If a Participant fails to properly complete and timely return his election forms when he is first eligible to receive a distribution, distribution of his accounts will commence in the form of a lump sum within 60 days after his attainment of age 65. Notwithstanding the preceding, the Participant may notify the Company at any time after his termination of employment but prior to his attaining age 65 that he wants to receive the notice described in Section 9.4. The Plan Administrator shall distribute such notice and benefit election forms during the first Distribution Notice Period following such request. If such Participant properly completes and returns his benefit election forms on or before the Valuation Date immediately following the receipt of such notice, distribution of his accounts will commence in the form elected by the Participant in accordance with Section 9.2 as of such Valuation Date, which shall be his Annuity Starting Date.

                           (b)   Distributions   to   Participants   Terminating
Employment on or after Normal Retirement Date. If a Participant's employment is terminated on or after his Normal Retirement Date but before his Required Beginning Date for any reason other than his death, and if the Participant's accounts exceed (or at the time of any previous distribution exceeded) $3,500 as of his termination date, the Participant shall receive the notice described in
Section 9.4 as well as benefit election forms during the Distribution Notice Period coinciding with or next following the date he terminates employment. If the Participant properly completes his benefit election forms and returns them before the Valuation Date immediately following such Distribution Notice Period, the Participant's benefits will commence in the form elected by the Participant as of such Valuation Date, which shall be his Annuity Starting Date. If the Participant fails to properly complete and return his benefit election forms on or before the Valuation Date immediately following such Distribution Notice Period, distribution of his accounts will be made in the form of a lump sum within 60 days after the Valuation Date immediately following such Distribution Notice Period.

                           (c) Distributions to Participants  Remaining Employed
Until Age 70-1/2. If a Participant remains employed by the Company until the Distribution Notice Period immediately preceding the Valuation Date coinciding with or immediately preceding his Required Beginning Date, the Participant shall receive the notice described in Section 9.4 as well as benefit election forms during such Distribution Notice Period. If the Participant completes his benefit election forms and returns them before the Valuation Date immediately following such Distribution Notice Period, the Participant's benefits will commence in the form elected by the Participant as of such Valuation Date. If the Participant fails to properly complete and return his benefit election forms on or before the Valuation Date immediately following such Distribution Notice Period, distribution of his accounts will be made in the form of a lump sum no later than his Required Beginning Date.

         9.2 Form of Distribution.

                           (a)  Lump  Sum.   Subject  to  Section   9.3,   if  a
Participant has a termination of employment with the Employer for a reason other than his death, unless such person was a Participant prior to the Execution Date, and has elected one of the options available under the Plan in effect prior to such date, in accordance with (b) below, the Participant shall have his accounts distributed in the form of a lump sum.

                           (b) Optional Methods of Distribution.  In lieu of the
distribution of his accounts in the form of a lump sum, an Employee who was a Participant prior to the Execution Date may elect in accordance with Sections 9.2(c), 9.2(d) and 9.2(e) below, to have his accounts distributed in a form available under the Plan in effect prior to such date.

                           (c)  Timely  Election.  An option set forth in 9.2(b)
above must be elected on a form furnished by the Plan Administrator for that purpose within the 90 day period ending on the Annuity Starting Date, but not before the Participant receives the notice described in Section 9.4.

                           (d)  Effective  Date of  Option.  An option  selected
under 9.2(b) above shall become effective on the Annuity Starting Date.

                           (e) Change or Revocation. An election made under this
Section may not be validly changed or revoked except as follows:

                                    (1) Any election made by the Participant may
be changed or revoked without limitation if the Participant files with the Company a written request before the Annuity Starting Date as of which benefits are to commence.

                                    (2) If the Participant  dies before the date
an option becomes effective, any election made under Section 9.2 shall be considered void.

                           (f) Small Benefits. Notwithstanding the foregoing, if
a Participant terminates employment prior to his Required Beginning Date, and if the participant's vested accounts are less than or equal to $3,500 as of the date he terminates employment (or were less than or equal to $3,500 at the time of any previous distribution), his accounts shall be distributed in a lump sum as soon as practicable following the Valuation Date coinciding with or next following his termination of employment.

                           (g)  Valuation of Accounts.  Any  distribution  under
this Plan shall be based on the value of the Participant's accounts on the Valuation Date which coincides with or immediately precedes the date as of which distribution commences.

         9.3 Spousal Consent to an Annuity Form of Benefit or to an Alternate Beneficiary.

         If a Participant  (who  participated in the Plan prior to the Execution
Date) elects an optional form of benefit in the form of an annuity other than a joint and survivor annuity, or designates a beneficiary other than his spouse or changes to a beneficiary other than his spouse, such election, designation or change in designation will be effective only if the Participant's spouse consents thereto in writing within the 90 day period ending on the Participant's Annuity Starting Date. The spouse's consent must:

                           (a)  designate  a form of  benefits  which may not be
changed without further spousal consent;

                           (b) be irrevocable and acknowledge the effect of such
designation or election; and

                           (c) be witnessed by a Plan representative or a notary
public.

         Any such consent must be filed with the Company in order to be effective. No consent need be obtained in the event the Participant has no spouse or the Participant's spouse cannot be located. In this event, the Participant must certify on a form provided by the Plan Administrator that he has no spouse or that his spouse cannot be located in order for his beneficiary designation or election of an annuity to be effective.

         9.4  Distribution  Notice.   During  the  Distribution  Notice  Periods
specified in Section 9.1, the Plan Administrator shall give to the participant a written notification in nontechnical terms of:

                           (a) the material  features and the relative values of
the optional forms of benefits under the Plan,

                           (b)  the  terms  and  conditions  of  the  joint  and
survivor annuity and the financial effect upon the Participant's benefit in terms of dollars per benefit payment,

                           (c) the  Participant's  right to make, and the effect
of, an  election  out of the joint and  survivor  annuity,

                           (d) in the case of a married Participant,  the rights
of the Participant's spouse with respect to any such election,

                           (e) the  right of the  Participant  to make,  and the
effect of, a revocation of any such election before the commencement of benefits, and

                           (f) the right,  if any, of the  Participant  to defer
receipt of a distribution.

                                  SECTION 10

                             DISTRIBUTIONS AT DEATH

         10.1 Distribution Upon Death. Upon the death of a Participant while in the employment of the Company, the Participant's accounts shall become fully vested (if not already fully vested) and shall be distributed in a lump sum to his spouse or beneficiaries in accordance with Sections 10.2, 10.3 and 10.4 within sixty (60) days after the Valuation Date coinciding with or next following his date of death. Upon the death of a Participant after termination of his employment with the Employer, the vested portion of the Participant's remaining account balances shall be distributed in a lump sum to his spouse or beneficiaries in accordance with Sections 10.2, 10.3 and 10.4 within sixty (60) days after the Valuation Date coinciding with or next following his date of death. Any distribution hereunder shall be based on the value of the Participant's accounts as of the last Valuation Date before such distribution.

         10.2 Distribution to Spouse. Upon the death of a Participant, the entire balance of his account shall be distributed to his surviving spouse, if any, unless the surviving spouse has consented in the manner required under
Section 10.5 to a designated beneficiary and one or more designated beneficiaries survives the Participant.

         10.3 Designation of Beneficiary. Each Participant shall have the right to name and change primary and contingent beneficiaries under the Plan on a form provided for that purpose by the Plan Administrator. If upon the death of the Participant, the Participant has no surviving spouse or the Participant's surviving spouse has consented to the designation of a beneficiary in the manner required under Section 10.5, the entire balance of his account shall be divided among the primary or contingent beneficiaries designated by such Participant who survived the Participant.

         10.4 Beneficiary Not Designated. In the event the Participant has no surviving spouse and has either failed to designate a beneficiary or no
designated   beneficiary  survives  him,  the  amount  otherwise  payable  to  a beneficiary under the provisions of this Section shall be paid to the participant's executor or administrator.

         10.5 Spousal Consent to Designation of Beneficiary. The spouse of a Participant may consent in writing to the designation of a beneficiary other than the spouse or to a change in the designation of a beneficiary other than the spouse. The spouse's consent must acknowledge the effect of such designation of an alternate beneficiary (or change in the alternate beneficiary) and must be witnessed by a notary public or Plan representative. Any such consent must be filed with the Plan Administrator in order to be effective. No consent need be obtained in the event the Participant has no spouse or the participant's spouse cannot be located. In this event, the Participant must certify on a form provided by the Plan Administrator that he has no spouse or that his spouse cannot be located in order for his beneficiary designation to be effective.

                                   SECTION 11

                         LEAVES OF ABSENCE AND TRANSFERS

         11.1 Military Leave of Absence. So long as The Vietnam Era Veterans Readjustment Act of 1974 or any similar law shall remain in force, providing for reemployment rights for all persons in military service, as therein defined, an Employee who leaves the employment of the Company for military service in the Armed Forces of the United States, as defined in such Act from time to time in force, shall for all purposes of this Plan, be considered as having been in the employment of the Company, with the time of his service in the military credited to his Service; provided that upon such Employee being discharged from the military service of the United States he applies for re-employment with the Company and takes all other necessary action to be entitled to, and to be otherwise eligible for, reemployment rights, as provided by The Vietnam Era Veterans Readjustment Act of 1974, or any similar law from time to time in force.

         Notwithstanding any other provision of the Plan, a Participant who is on a military leave of absence as defined in the preceding paragraph will share in the allocations of Company contributions under Section 4.4 for the Plan Year in which such military leave commences but will not share in such allocations for any subsequent Plan Year ending before the Participant's return from such military leave.

         11.2 Maternity or Paternity Absence. In the case of any Employee who is absent from work

                           (a) by reason of the pregnancy of the individual,

                           (b)  by  reason  of  the  birth  of a  child  of  the
individual,

                           (c) by reason of the  placement  of a child  with the
individual in connection with the adoption of such child by such individual, or

                           (d) for  purposes  of  caring  for such  child  for a
period beginning immediately following such birth or placement, the Employee shall be credited with the number of Hours of Employment described in Section 11.3(a) solely for purposes of determining whether a Break in Service has occurred. In order to receive credit under this Section, and Employee must furnish to the Company establishing (I) that the absence from work is for one of the reasons described in this Section and (ii) the number of days for which the Employee was absent.

         11.3 Service During Maternity or Paternity Absence. (a) Number of Hours Credited. The Hours of Employment for which an Employee will receive credit for purposes of determining whether a Break in Service has occurred under Section
2.21 are as follows:

                                    (1) The Hours of Employment  which otherwise
would normally have been credited to such Employee but for such absence, or

                                    (2) in any case in which  the Plan is unable
to determine the Hours of Employment described in paragraph (a), eight Hours of Employment per day of such absence, provided that the total number of Hours of Employment credited under this Section shall not exceed 501 Hours of Employment.

                           (b) Plan Year to Which Hours are Credited.  The Hours
of Employment described in this Section shall be treated as Hours of Employment

                                    (1)  only  in the  Plan  Year in  which  the
absence from work begins if the Employee would be prevented from incurring a Break in Service in such year solely because the period of absence is treated as Hours of Employment as provided in this Section, or

                                    (2) in any other  case,  in the  immediately
following Plan Year.

         11.4 Other leaves of Absence. An Employee on a Company-approved leave of absence not described in Section 11.1 above shall for all purposes of this Plan be considered as having continued in the employment of the Company for the period of such leave, provided that the Employee returns to the active employment of the Company before or at the expiration of such leave. Such approved leaves of absence shall be given on a uniform, non-discriminatory basis in similar fact situations.

         Notwithstanding any other provision of the Plan, a Participant who is on a Company-approved leave of absence will share in the allocations of Company contributions under Section 4.4 for the Plan Year in which such leave of absence begins but will not share in such allocations for any subsequent Plan Year ending before the Participant's return from such leave of absence.

         11.5 Transfers.

                           (a)  In the event that:

                                    (1)  a   Participant   is   transferred   to
employment with a member of the Controlled  Group in a status as a non-Employee;
or

                                    (2) a person is transferred  from employment
with a member of the Controlled Group in a status as a non-Employee to employment with the Company under circumstances making such a person an Employee; or

                                    (3) a person was employed by a member of the
Controlled Group in a status as a non-Employee, terminated his employment and was subsequently employed by the Company as an Employee; or

                                    (4)  a  Participant   was  employed  by  the
Company as an Employee, terminated his employment and was subsequently employed by a member of the Controlled Group in a status as a non-Employee;

                           (b) then the  following provisions of this Subsection
shall apply:

                                    (1) transfer to employment  with a member of
the Controlled Group as a non-Employee shall not be considered termination of employment with the Company, and such transferred person shall continue to be entitled to the benefits provided in the Plan, as modified by this Section;

                                    (2)  any  employment  with a  member  of the
Controlled Group by a non-Employee will be deemed to be employment by the Company;

                                    (3)  amounts  earned  from a  member  of the
Controlled Group by a non-Employee shall not constitute Compensation hereunder;

                                    (4)  termination of employment with a member
of the Controlled Group which has not adopted the Plan by a person entitled to benefits under this Plan (other than to transfer to employment with another member of the Controlled Group) shall be considered as termination of employment with the Company;

                                    (5) all other terms and  provisions  of this
Plan shall fully apply to such person and to any benefits to which he may be entitled hereunder. Notwithstanding anything in this Plan to the contrary, a Participant who is no longer employed by a member of the Controlled Group which includes the Company as a member shall be considered a terminated Employee.

                                   SECTION 12

                                     TRUSTEE

         The Company shall select a Trustee(s) or insurance company to hold and administer the assets of the Plan and shall enter into a trust agreement(s) or insurance contract with such Trustee(s) or insurance company. The Company may change the Trustee(s) or insurance company from time to time subject to the terms of the trust agreement(s) or insurance contract.

                                   SECTION 13

                                 ADMINISTRATION

         13.1 Appointment of Plan Administrator. The Trustee has appointed a Plan Administrator who shall serve without remuneration at the pleasure of the Trustee. Upon death, resignation, removal or inability of the Plan Administrator to continue, the Trustee shall appoint a successor. If at any time, the Trustee has not appointed a Plan Administrator, or there is no Plan Administrator, then the Company shall have all of the duties, responsibilities, powers and authorities given to the Plan Administrator.

         13.2 Construction. The Plan Administrator shall have the discretionary authority to construe, interpret and administer all provisions of the Plan and to determine a Participant's eligibility for benefits on a uniform, non-discriminatory basis in similar fact situations.

         13.3 Decisions and Delegation. The Plan Administrator may appoint such agents as it may deem necessary for the effective exercise of its duties, and may, to the extent not inconsistent herewith, delegate to such agents any powers and duties, both ministerial and discretionary, as the Plan Administrator may deem expedient or appropriate.

         The Plan Administrator shall not make any decision or take any action covering exclusively his own benefits under the Plan. All such matters shall be decided by the Board.

         13.4 Duties of the Plan Administrator. The Plan Administrator shall, as part of its general duty to supervise and administer the Plan, direct the Trustee specifically in writing in regard to:

                           (a) distribution payments, including the names of the
payees, the amounts to be paid and the time or times when payments shall be made;

                           (b) any  other  payments  which  the  Trustee  is not
authorized to make without direction in writing by the Plan Administrator;

                           (c) the  purchase  of annuity  contracts,  giving the
names of the persons for whose benefit they shall be purchased and the purchase price; and

                           (d)  preparation of an annual report for the Company,
as of the end of each Plan Year, in such form as the Company may require.

         13.5 Records of the Plan Administrator. All acts and determinations of the Plan Administrator and all such records, together with such other documents as may be necessary for the proper administration of the Plan, shall be preserved in the custody of such Plan Administrator. Such records and documents shall at all times be open for inspection and copying by any person designated by the Trustee.

         13.6 Expenses. Any expense incurred by the Plan Administrator or the Trustee with respect to employment of agents, attorneys or other persons, including expenses incurred in maintaining the qualified status of the Plan and the exempt status of the related trust shall be paid from the assets of such trust unless paid by the Company.

                                   SECTION 14

                                 CLAIM PROCEDURE

         14.1 Claim. A Participant or beneficiary or other person who believes that he is being denied a benefit to which he is entitled (hereinafter referred to as "Claimant") may file a written request for such benefit with the Vice President Human Resources ("Plan Administrator"), setting forth his claim. The request must be addressed to: Vice President Human Resources, Express America Holdings Corporation 401(k) Plan, Two Renaissance Sq., 40 N. Central Ave.; Suite 1200, Phoenix, Arizona 85004.

         14.2 Claim Decision. Upon receipt of a claim, the Vice President Human Resources shall advise the Claimant that a reply will be forthcoming within 90 days and shall in fact deliver such reply in writing within such period. The Vice President Human Resources may, however, extend the reply period for an additional 90 days for reasonable cause. If the claim is denied in whole or in part, the Vice President Human Resources will adopt a written opinion using language calculated to be understood by the Claimant setting forth:

                  (a) the specific reason or reasons for the denial;

                  (b) specific reference to pertinent Plan provisions on which the denial is based;

                  (c) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation why such material or such information is necessary;

                  (d) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

                  (e) the time limits for requesting a review under Section 14.3 and a review under Section 14.4.

         14.3 Request for Review. Within 60 days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Plan Administrator review the prior determination. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for reconsideration by the Plan Administrator. If the claimant does not request a review of the Vice President Human Resources' determination within such 60-day period, he shall be barred and estopped from challenging the prior determination.

         14.4 Review on Appeal. Within 60 days after the Plan Administrator's receipt of a request for review, she will review her prior determination. After considering all materials presented by the Claimant, the Plan Administrator will render a written opinion, written in manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific reference to the pertinent Plan provisions on which the decision is based. If special circumstances require that the 60-day time period be extended, the Plan Administrator will so notify the Claimant and will render the decision as soon as possible but not later than 120 days after receipt of the request for review. The Plan Administrator shall possess and exercise discretionary authority to make determinations as to a Participant's eligibility for benefits and to construe the terms of the Plan. The decision of the Plan Administrator shall be final and non-reviewable unless found to be arbitrary and capricious by a court of competent review. Such decision will be binding the Company and the Claimant.

                                   SECTION 15

                            AMENDMENT AND TERMINATION

         15.1 Amendment. The Company shall have the right, by a resolution adopted by action of the Board, at any time and from time to time to amend, in whole or in part, any or all of the provisions of the Plan. No such amendment, however, shall authorize or permit any part of the assets of the Plan (other than such part as is required to pay taxes and administration expenses of the
Plan) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their beneficiaries; no such amendment shall cause any reduction in amount credited to any Participant's account or cause or permit any portion of the assets of the Plan to revert to or become the property of the Company.

         15.2 Termination; Discontinuance of Contributions. The Company shall have the right at any time to terminate this Plan. Upon termination, partial termination, or complete discontinuance of contributions, all Participants' accounts (or, in the case of a partial termination, the accounts of all affected Participants) shall become fully vested, and shall not thereafter be subject to forfeiture.

                                   SECTION 16

                                  MISCELLANEOUS

         16.1 Participants' Rights. Neither the establishment of the Plan hereby created, nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Company, any officer or Employee thereof, the Trustee or the Board except as herein provided. Under no circumstances shall the terms of employment of any Participant be modified or in any way terms of employment of any Participant be modified or in any way affected hereby.

         16.2 Spendthrift Clause. Except as provided in Section 4.9, no benefit or beneficial interest provided under the Pan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, either voluntary or involuntary, and any attempt to so alienate, anticipate, sell, transfer, assign, pledge, encumber or charge the same shall be null and void. No such benefit or beneficial interest shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are or may be payable.

         16.3 Delegation of Authority by Company. Whenever the Company, under the terms of this Plan, is permitted or required to do or perform any act, it shall be done and performed by any officer duly authorized by the Board of Directors of the Company.

         16.4 Distribution to Minors. In the event that any portion of the Plan becomes distributable to a minor or other person under legal disability (as determined by the laws of the jurisdiction in which he or she then resides), the Plan Administrator shall direct that such distribution be made to the legal representative of such minor or other person.

         16.5 Construction of Plan. This Plan shall be construed according to the laws of the State of Arizona, and all provisions of the Plan shall be administered according to the laws of such state.

         16.6 Gender, Number and Headings. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of Sections and Subsections are inserted for convenience of reference, constitute no part of the Plan and are not to be considered in the construction of the Plan.

         16.7 Separability of Provisions. If any provisions of this Plan shall be for any reason invalid or unenforceable, the remaining provisions shall nevertheless be carried into effect.

         16.8 Diversion of Assets. No part of the assets of the Plan shall be use for, or diverted to, purposes other than the exclusive benefit of Participants or their beneficiaries. Except as provided in Section 4.7, the Company shall have no beneficial interest in the assets of the Plan and no part of the assets of the Plan shall revert or be repaid to the Company, directly or indirectly.

         16.9 Service of Process. Plan Administrator shall constitute the Plan's agent for service of process.

         16.10 Merger. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall (as if the Plan had then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

         16.11 Benefit Limitation.

                  (a) Notwithstanding any other provision hereof, the amounts allocated to a Participant during the Limitation Year under the Plan and allocated to the Participant under any other defined contribution Plan to which the Company or any other member of the Controlled Group has contributed shall be proportionately reduced, to the extent necessary, so that the Annual Addition does not exceed the least of:
                  (1)  $30,000; or

                  (2) 25% of the Participant's remuneration (as defined in Treasury Regulation Section 1.415-2(d)) from the Company or any member of the Controlled Group during the Limitation Year; or

                  (3) such other limits set forth in Section 415 of the Code.

         The amount set forth in subparagraph (1) above shall automatically be adjusted to reflect adjustments made by applicable law. (b) For purposes of this Section, Limitation Year means the 12 monthly period commencing on January 1 and ending on December 31.

         (c) In addition, the amounts allocated to a Participant during the Limitation Year under this Plan, and allocated to such Participant under any other defined contribution plan to which the Company or any member of the Controlled Group has contributed and which has the same Limitation Year as the Plan, shall be proportionately reduced to the extent necessary, so that the sum of the defined benefit plan fraction and the defined contribution Plan fraction does not exceed the limits set forth in Section 415(e) of the Code.

         (d) If as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's remuneration, a reasonable error in determining the amount of elective deferrals (within the meaning of Section 402(g) (3) of the Code) that may be made with respect to a Participant under the limits of
Section 415 of the Code or other limited facts and circumstances, the Annual Additions under the Plan for a particular Participant exceed the limitations in this Section, the excess amounts will not be deemed Annual Additions of the Limitation Year and will be treated as follows:

         (1) First, the portion of the excess attributable to amounts by which a Participant elected to have his salary reduced under Sections 4.1 and 4.2 (together with any income or less any loss allocable to such amounts) shall be returned to such Participant to the extent that the return would reduce the excess amount in the Participant's Accounts, such amount to be returned on or before the April 15 following the close of such Limitation Year.

         (2) Second, any Company contributions under Section 4.4 which are attributable to the contributions returned in (1) above shall be held in a suspense account and used to reduce Company contributions otherwise due under
Section 4.

         (3) Third, to the extent required to reduce the excess amount, other Company contributions under Section 4 shall be held in a suspense account and used to reduce Company contributions otherwise due under Section 4.

         (e) For purposes of this Section, Annual Additions means the sum for the Limitation Year of Company contributions, Employee contributions (determined without regard to any rollover contributions as defined in Sections 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3) of the Code and without regard to Employee contributions to a simplified employee pension plan which are excludable from gross income under Section 408(k)(6) of the Code) and forfeitures.

         16.12 Commencement of Benefits.

         (A) Notwithstanding any other Section of the Plan, the payment of benefits under the Plan to the Participant will begin not later than the 60th day after the close of the Plan Year in which the last of the following occurs:

                  (1) the date on which the Participant attains age 65; or

                  (2) the 10th anniversary of the date on which the Participant commenced participation in the Plan; or

                  (3) the Participant's termination of employment with the Company.

         (B) Notwithstanding Subsection (a) or any other provision of the Plan, if the amount of payment cannot be ascertained, or if it is not possible to make payment because the Plan Administrator cannot locate the Participant after making reasonable efforts to do so, a retroactive payment may be made no later than sixty days after the earliest date on which the amount of such payment can be ascertained or the date on which the Participant is located, whichever is applicable.

         (C) (1) If the Plan Administrator is unable to locate any person entitled to receive distribution from an account hereunder, such account shall be forfeited and used to reduce Company contributions on the date 2 years after

                            (A)  the  date  the  Plan  Administrator   sends  by
         certified mail a notice concerning the benefits to such person at his last known address or

                            (B) the Plan Administrator determines that there is no last known address.

                  (2) If an account is forfeited under (c)(1) and a person otherwise entitled to the account subsequently files a claim with the Plan Administrator during any Plan Year, before any allocations for such Plan Year are made the account will be restored to the amount which was forfeited without regard to any earnings or losses that would have been allocated. Such restoration shall first be taken out of forfeitures which have not been allocated and if such forfeitures are insufficient to restore such person's account balance, restoration shall be made by the Company contribution to the Plan.

         16.13  Qualified Domestic Relations Order.

Notwithstanding anything in the Plan to the contrary, benefits may be distributed in accordance with the terms of a Qualified Domestic Relations Order ("QDRO"). For this purpose a QDRO is any Domestic Relations Order determined by the Company to be a Qualified Domestic Relations Order within the meaning of
Section 414(p) of the Code pursuant to this Section.

         (A) A Domestic Relations Order means a judgment, decree, or order (including the approval of a property settlement agreement) which

                  (1) relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse , child or other dependent of a Participant,

                  (2)  is made pursuant to a state domestic relations  law, and

                  (3) creates or recognizes the existence of an Alternative Payee's right, or assigns to the Alternate Payee the right, to receive all or a portion of the benefits of the Participant under the Plan.

         An "Alternate Payee" includes any spouse, former spouse , child or other dependent of a Participant who is designated by the Domestic Relations Order as having a right to receive all or a portion of the benefits payable under the Plan with respect to he concerned Participant.

         (B) To be a QDRO, the Domestic Relations Order must meet the specification set forth in Section 414(p) of the Code and must clearly specify the following:

                   (1) Name and last known mailing address of the Participant.

                   (2) Name and last known mailing address of each Alternate Payee covered by the Domestic Relations Order.

                   (3) The amount or the percentage of the Participant's benefit to be paid to each Alternate Payee, or the manner in which such amount or percentage is to be determined.

                   (4) The number of payments or period to which the Domestic Relations Order applies.

                   (5) Each plan to which the Domestic Relations Order applies.

         (C) The status of any Domestic Relations Order as a QDRO shall be determined under the following procedures: (1) Promptly upon receiving a Domestic Relations Order, the Company will

                            (A) refer the Domestic Relations Order to legal counsel for the Plan to render an opinion within 90 days (or such earlier period as shall be provided by applicable law) whether the Domestic Relations Order is a QDRO, and

                            (B)  notify  the   affected   Participant   and  any
                  Alternate Payee of the receipt by the Plan of the Domestic Relations Order and of this procedure.

                   (2) Promptly upon receiving the determination made by the Plan's legal counsel of the status of the Domestic Relations Order, the affected Participant and each Alternate Payee (or any representative designated by an Alternative Payee by written notice to the Company) shall be furnished a copy of such determination. The notice of determination shall state

                            (A) whether the Plan's legal counsel has  determined
                  that the Domestic Relations Order is a QDRO, and

                            (B) once such legal counsel  determines  whether the
                  Domestic Relations Order constitutes a QDRO, that the Company will commence any payments currently due under the Plan to the person or persons entitled thereto after the expiration of a period of 60 days commencing on the date of the mailing of the notice unless prior thereto the Company receives notice of the institution of legal proceedings disputing the determination. The Company shall, as soon as practical after such 60 day period, ascertain the dollar amount currently payable to each payee pursuant to the Plan and the QDRO, and any such amounts shall be disbursed by the Plan.

                            (3)  If  there  is a  dispute  on  the  status  of a
         Domestic Relations Order as a QDRO, there shall be a delay in making payments. The Company shall direct that the amounts otherwise payable be held in a separate account within the Plan. If within 18 months thereafter, the Domestic Relations Order is determined not to be a valid QDRO, or the status of the Domestic Relations Order has not been finally determined, the segregated or escrow amounts (including interest thereon) shall be paid to the person or persons who Domestic Relations Order. Any determination thereafter that the Domestic Relations Order is a QDRO shall be applied prospectively only.

         (D) If a domestic relations order requires payment to an Alternate Payee in an immediate lump sum, the order shall not lose its status as a qualified domestic relations order merely because of the immediate lump sum provision.

         16.14 Written Explanation of Rollover Treatment. The Company shall, when making an eligible rollover distribution, provide a written explanation to the recipient of such distribution of his right to roll over such distribution to an eligible retirement plan and, if applicable, his right to the special five or ten-year averaging and capital gains tax treatment in the Code. Such written explanation will be provided to the recipient in accordance with rules prescribed by the Internal Revenue Service.

         16.15 Leased Employees. Any person who is a leased employee (within the meaning of Section 414(n) of the Code) of any member of the Controlled Group shall be treated for all purposes of the Plan as if he were employed by a member of the Controlled Group which has not adopted the Plan.

         16.16 Special Distribution Option. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's (as hereinafter defined) election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution (as hereinafter defined) paid directly to an Eligible Retirement Plan (as hereinafter defined) specified by the Distributee in a Direct Rollover.

                  (a) An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; (b) any distribution to the extent such distribution is required under
Section 401(a)(9) of the Code; and (c) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

                  (b) An Eligible Retirement Plan is (a) an individual retirement account described Section 408(a) of the Code, (b) an individual retirement annuity described in Section 408(b) of the Code, (c) an annuity plan described in Section 403 (a) of the Code, or (d) a qualified trust described in
Section 401(a) of the Code that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover distribution to a surviving spouse, an Eligible Retirement Plan is only an individual retirement account or individual retirement annuity.

                  (c) A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the
Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                  (d) A Direct Rollover payment is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

         16.17    Limitations on Special Distribution Option.

                  (a) Notwithstanding the provisions of the immediately preceding Section entitled Special Distribution Option, the amount which may be paid directly to the trustee of another eligible retirement plan under such Section shall be no less than the smaller of $500 or the total amount of the eligible rollover distribution which would otherwise be includible in the Participant's taxable income; and no amount shall be so paid unless the amount of such distributions in any calendar year which are otherwise eligible for such payment are reasonably expected to total $200 or more.

                  (b)  The  Company   shall   provide   notice  of  the  special
distribution option described in the preceding Section to the Participant in accordance with rules prescribed by the Internal Revenue Service.

                                   SECTION 17

                              TOP-HEAVY DEFINITIONS

         17.7 "Accrued Benefits" means "the present value of accrued benefits" as that phrase is defined under regulations issued under Section 416 of the Code. For purposes of Sections 17 and 18 hereof, the Accrued Benefits of any Participant (other than a key employee) shall be determined under the single accrual rate used by all Qualified Plans of the Company which are defined benefit plans, or if there is no single accrual rate, Accrued Benefits shall be determined as accruing no more rapidly than the slowest rate permitted under
Section 411(b)(1)(C) of the Code.

         17.2 "Beneficiaries" means the person or persons to whom the share of a deceased Participant's accounts are payable.

         17.3 "Determination Date" means for a Plan Year the last day of the preceding Plan Year.

         17.4 "Former Key Employee" means any person presently or formerly employed by the Controlled Group (and the Beneficiaries of such person) who during the Plan Year is not classified as a Key Employee but who was classified as a Key Employee in a previous Plan Year; provided, however, that a person who has not performed any services for the Controlled Group at any time during the five year period ending on the Determination Date (and the Beneficiaries of such persons) shall not be considered a Former Key Employee.

         17.5 "Key Employee" means any person presently or formerly employed by the Controlled Group (and the Beneficiaries of such person) who is a "key employee" as that term is defined in Section 416(i) of the Code and the regulations thereunder; provided, however, that a person who has not performed any services for the Controlled Group at any time during the five year period ending on the Determination Date (and the Beneficiaries of such persons) shall not be considered a Key Employee. For purposes of determining whether a person is a Key Employee, the definition of Top Heavy Compensation shall be applied.

         17.6 "Non-Key Employee" means any person presently or formerly employed by the Controlled Group (and the Beneficiaries of such person) who is not a Key Employee or a Former Key Employee; provided, however, that a person who has not performed any services for the Controlled Group at any time during the five year period ending on the Determination Date (and the Beneficiaries of such persons) shall not be considered a Non-Key Employee.

         17.7 "Permissive Aggregation Group" means each Qualified Plan of the Controlled Group in the Required Aggregation Group plus each other Qualified Plan which is not part of the Required Aggregation Group but which satisfies the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the Required Aggregation Group.

         17.8 "Required Aggregation Group" means each Qualified Plan (including any terminated Qualified Plan) of the Controlled Group in which a Key Employee participates during the Plan Year containing the Determination Date or any of the four preceding Plan Years and each other Qualified Plan (including any terminated Qualified Plan) of the Controlled Group which during this period enables any Qualified Plan (including any terminated Qualified Plan) in which a Key Employee participates to meet the requirements of Section 401(a)(4) or 410 of the Code.

         17.9 "Super Top-Heavy Group" means, for a Plan Year, the Required Aggregation Group if, and only if, the sum of the Accrued Benefits (valued as of the Determination Date for such Plan Year) under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for Key Employees exceeds 90% of the sum of the Accrued Benefits (valued as of such Determination Date) under all qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for all Key Employees and Non-Key Employees; provided, however, that the Required Aggregation Group will not be a Super Top-Heavy Group for a Plan Year if the sum of the Accrued Benefits (valued as of the Determination Date for such Plan Year) under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for Key Employees does not exceed 90% of the sum of the Accrued Benefits (valued as of such Determination Date) under all Qualified Plans in the Permissive Aggregation Group for all Key Employees and Non-Key Employees. If the Qualified Plans in the Required or Permissive Aggregation Group have different Determination Dates, the Accrued Benefits under each such Plan shall be calculated separately, and the Accrued Benefits as of Determination Dates for such Plans that fall within the same calendar year shall be aggregated.

         17.10 "Top-Heavy Compensation" means compensation within the meaning of
Section 415 of the Code.

         17.11 "Top-Heavy Group" means, for a Plan Year, the Required Aggregation Group if, and only if, the sum of the Accrued Benefits (valued as of the Determination Date for such Plan Year) under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for Key Employees exceeds 60% of the sum of the Accrued Benefits (valued as of such Determination Date) under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for all Key Employees and Non-Key Employees; provided, however, that the Required Aggregation Group will not be a Top-Heavy Group for a Plan Year if the sum of the Accrued Benefits (valued as of the Determination Date for such Plan Year) under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for Key Employees does not exceed 60% of the sum of the Accrued Benefits (valued as of such Determination Date) under all Qualified Plans in the Permissive Aggregation Group for all Key Employees and Non-Key Employees. If the Qualified Plans in the Required or Permissive Aggregation Group have different
Determination Dates, the Accrued Benefits under each such Plan shall be calculated separately, and the Accrued Benefits as of Determination Dates for such Plans that fall within the same calendar year shall be aggregated.

                                   SECTION 18

                                 TOP-HEAVY RULES

         18.1 Special Top-Heavy Rules. If for any Plan Year the Plan is part of a Top-Heavy Group, then, effective as of the first day of such Plan Year the following provisions shall apply to Participants who accrue an Hour of Employment on or after the first day of such Plan Year. A new Section 6.5 is added as follows:

         6.5 Minimum Allocation if Plan is Part of Top-Heavy Group. Notwithstanding the foregoing, for each Plan Year in which the Plan is part of a Top-Heavy Group, the sum of the Company contributions and forfeitures allocated under the Plan to the account of each Non-Key Employee who is both a Participant and Employee on the last day of such Plan Year shall be at least equal to the lesser of three percent of such Non-Key Employee's Top-Heavy Compensation for such Plan Year or the largest percentage of Top-Heavy Compensation allocated to the account of any Key Employee; provided, however, that if for any Plan Year a Non-Key Employee is a Participant in both this Plan and one or more defined contribution plans, the Company need not provide the minimum allocation described in the preceding sentence for such Non-Key Employee if the Company satisfies the minimum allocation requirement of Section 416(c)(2)(B) of the Code for the Non-Key Employee in such other defined contribution plans. Amounts which a Non-Key Employee or Key Employee elects to contribute on a pre-tax basis to a Qualified Plan which meets the requirements of Section 401(k) of the Code shall be considered a Company contribution for purposes of Section 17.11; provided, however, that such pre-tax contributions made by Non-Key Employees may not be taken into account in determining the minimum allocation provided under this
Section 6.5. In addition, matching contributions made on behalf of Non-Key Employees may not be taken into account in determining the minimum allocation provided under this Section 6.5.

         18.2 Adjustments in Section 4l5 Limits. If for any Plan Year the Plan is part of a Super Top-Heavy Group, or the Plan is part of a Top-Heavy Group and fails to provide an allocation of Company contributions and forfeitures on behalf of each Non-Key Employee who is both a Participant and Employee on the last day of such Plan Year equal to at least the lesser of four percent of each such Non-Key Employee's Top-Heavy Compensation or the largest percentage of Top-Heavy Compensation allocated on behalf of any Key Employee for the Plan Year, effective as of the first day of such Plan Year the adjustments to the limits in Section 16.11 set forth in Section 416(h) of the Code shall be applied.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by one of its duly authorized officers this 3rd day of April, 1996.

                                                     EXPRESS AMERICA HOLDINGS
                                                     CORPORATION

                                                     By /s/  Robert W. Stallings
                                                       -------------------------

                                                     PILGRIM AMERICA GROUP, INC.

                                                     By /s/  Robert W. Stallings
                                                       -------------------------

                             SIXTH AMENDMENT OF THE

                EXPRESS AMERICA HOLDINGS CORPORATION 401(K) PLAN

                  WHEREAS,  Express  America  Holdings  Corporation  ("Company")
previously  adopted  the  Express  America  Holdings   Corporation  401(k)  Plan
("Plan"); and

                  WHEREAS, the Company retained the right to amend the Plan pursuant to Section 15.1 thereof; and WHEREAS, the Company desires to amend the Plan effective April 1, 1996;

                  NOW, THEREFORE, effective April 1, 1996, the Plan is amended as follows:

                  1.       Plan Section 6.5 is amended and replaced as follows:

                  6.5 Accounting. As of April 1, 1996, the Plan Administrator shall establish the number of shares in each Participant's various accounts by taking the amount credited to such account after allocation of earnings and losses and dividing such amount by the share value as of March 31, 1996 of the mutual fund in which the account is invested. On and after April 1, 1996, (1) additional shares will be credited to the Participant's accounts based upon the number of actual shares in the mutual funds purchased by the Plan with receipts (including mutual fund distributions and transfer between investment funds) attributable to the Participant's account and (2) the Participant's accounts will be reduced by actual shares sold by the Plan attributable to disbursements (including transfers between investment funds) with respect to the Participant's account. As of each Valuation Date, the Plan Administrator shall determine the value of each account by multiplying the number of shares in the account by the value of the share value of the mutual fund.

                  2.       Plan Section 9.1 is deleted and replaced as follows:

                  9.1      Timing of Distributions.

                            a. Termination  Before Normal  Retirement Date. If a
Participant's employment is terminated prior to his Normal Retirement Date for any reason other than his death, and if the Participant's vested accounts exceed (or at the time of any prior distribution exceeded) $3,500, the Participant shall receive the notice described in Section 9.4 as well as benefit election forms during the Distribution Notice Period coinciding with or next following the date he terminates employment. If the Participant properly completes his benefit election forms and returns them to the Company on or before the Valuation Date immediately following such Distribution Notice Period, distribution of his vested accounts will commence in the form elected by the Participant as soon as administratively reasonable after the Valuation Date immediately following such Distribution Notice Period, which shall be his Annuity Starting Date, provided he is not an Employee on such date. If a Participant fails to properly complete and timely return his election forms when he is first eligible to receive a distribution, distribution of his accounts will commence in the form of a lump sum as soon as administratively reasonable after the Valuation Date coinciding with or next following his attainment of age
65. Notwithstanding the preceding, the Participant may notify the Company at any time after his termination of employment but prior to his attaining age 65 that he wants to receive the notice described in Section 9.4. The Plan Administrator shall distribute such notice and benefit election forms during the first Distribution Notice Period following such request. If such Participant properly completes and returns his benefit election forms on or before the Valuation Date immediately following the receipt of such notice, distribution of his accounts will commence in the form elected by the Participant in accordance with Section
9.2 as soon as administratively reasonable after such Valuation Date, which shall be his Annuity Starting Date.

                            b.   Distributions   to   Participants   Terminating
Employment on or after Normal Retirement Date. If a Participant's employment is terminated on or after his Normal Retirement Date but before his Required Beginning Date for any reason other than his death, and if the Participant's accounts exceed (or at the time of any previous distribution exceeded) $3,500 as of his termination date, the Participant shall receive the notice described in
Section 9.4 as well as benefit election forms during the Distribution Notice Period coinciding with or next following the date he terminates employment. If the Participant properly completes his benefit election forms and returns them before the Valuation Date immediately following such Distribution Notice Period, the Participant's benefits will commence in the form elected by the Participant as soon as administratively reasonable after such Valuation Date, which shall be his Annuity Starting Date. If the Participant fails to properly complete and return his benefit forms on or before the Valuation Date immediately following such Distribution Notice Period, distribution of his accounts will be made in the form of a lump sum as soon as administratively reasonable after the Valuation Date immediately following such Distribution Notice Period.

                            c. Distributions to Participants  Remaining Employed
Until Age 70-1/2. If a Participant remains employed by the Company until the Distribution Notice Period immediately preceding the Valuation Date coinciding with or immediately preceding his Required Beginning Date, the Participant shall receive the notice described in Section 9.4 as well as benefit election forms during such Distribution Notice Period. If the Participant completes his benefit election forms and returns them before the Valuation Date immediately following such Distribution Notice Period, the Participant's benefits will commence in the form elected by the Participant as soon as administratively reasonable after such Valuation Date, which shall be his Annuity Starting Date. If the Participant fails to properly complete and return his benefit election forms on or before the Valuation Date immediately following such Distribution Notice Period, distribution of his accounts will be made in the form of a lump sum no later than his Required Beginning Date, which shall be his Annuity Starting Date.

                            d. Valuation.  A distribution hereunder (1) shall be
made in cash based on the proceeds of the surrender of shares in the mutual fund attributable to the Participant's account or (2) at the election of the
Participant (or, if applicable, the Participant's surviving spouse or beneficiary), may be made in kind by transferring to the Participant the number of shares in the mutual fund attributable to the Participant's account.

                  3. Plan Section 9.2(g) is deleted and replaced as follows:

                                    g.  Valuation  of Accounts.  A  distribution
hereunder (1) shall be made in cash based on the proceeds of the surrender of shares in the mutual fund attributable to the Participant's account or (2) at the election of the Participant (or, if applicable, the Participant's surviving spouse or beneficiary), may be made in kind by transferring to the Participant the number of shares in the mutual fund attributable to the Participant's account.

                  4. Plan Section 10.1 is deleted and replaced as follows: 10.1 Distributions Upon Death. Upon the death of a Participant while in the employment of the Company, the Participant's accounts shall become fully vested (if not already fully vested) and shall be distributed in a lump sum to his spouse or beneficiaries in accordance with Sections 10.2, 10.3 and 10.4 within sixty (60) days after the Valuation Date coinciding with or next following his date of death. Upon the death of a Participant after termination of his employment with the Employer, the vested portion of the Participant's remaining account balances shall be distributed in a lump sum to his spouse or beneficiaries in accordance with Sections 10.2, 10.3 and 10.4 as soon as administratively reasonable after the Valuation Date coinciding with or next following his date of death. A distribution hereunder (1) shall be made in cash based on the proceeds of the surrender of shares in the mutual fund attributable to the Participant's account or (2) at the election of the Participant (or, if application, the Participant's surviving spouse or beneficiary), may be made in kind by transferring to the Participant the number of shares in the mutual fund attributable to the Participant's account.

                  IN WITNESS WHEREOF, the Company has caused this amendment to be executed by one of its duly authorized officers this 8th day of April, 1996.

                                                EXPRESS AMERICA HOLDINGS
                                                CORPORATION

                                                By /s/ Robert W. Stallings
                                                   --------------------------

                                                PILGRIM AMERICA GROUP, INC.


                                                By /s/ Robert W. Stallings
                                                   --------------------------

                                SEVENTH AMENDMENT

                             TO THE EXPRESS AMERICA

                         HOLDINGS CORPORATION 401(k)PLAN

                            (Effective June 30, 1996)

         A. Section 4.4 of the Express America Holdings Corporation 401(k) Plan (the "Plan") shall be amended as of June 30, 1996 to add the following at the end of existing Section 4.4:

                  Company Matching Contributions may be made in the discretion of the Company in the form of cash or in the form of Company stock.

         B. Sections 6.3 and 6.4 of the Plan shall be amended as of June 30, 1996 to read as follows:

                  6.3 Participant's Selection of Investment Fund. Each Participant shall designate the percentages of contributions under Section 4 for such Plan Year allocable to his accounts which are to be invested in such funds as selected by the Company and in Company stock. Such a designation shall be made by the Participant on or prior to the first day of any calendar quarter on a form made available to him by the Plan Administrator. Any such designation shall continue in effect for successive Plan years unless changed in the same manner by the Participant.

                  The current investment choices available under the Plan will change effective January 1, 1996. Any elections made with respect to investment choices prior to January 1, 1996 will no longer be effective. New choices need to be made with respect to investments on and after January 1, 1996. If no designation is made, the Participant's existing accounts which are not currently invested in Pilgrim America funds shall be invested in the Pilgrim Money Market Fund, and all contributions to the Plan shall cease. If no designation is made and Participant's existing accounts are invested in Pilgrim America funds, the Participant's accounts will continue to be invested in such funds in accordance with the Participant's most recent investment elections and all contributions to the Plan shall cease.

                  6.4 Transfers Between Investment Funds. As of each Valuation Date, a Participant, other than a Participant whose employment or service with the Company has terminated, may elect on forms to be provided by the Plan Administrator, to transfer all or any portion of his accounts in Company stock or such investment funds as he has selected to Company stock or any of the other such funds. A Participant whose accounts are invested in Company stock may elect to transfer all or any portion of his accounts invested in Company stock, on a weekly basis, to be Pilgrim Money Market Fund. Any amounts the Participant elects to transfer to the Pilgrim Money Market Fund from Company stock shall remain invested in such fund until the next Valuation Date, at which time the Participant may transfer such amounts to any of the other investment funds available under the Plan or to Company stock. Such transfers shall be subject to such reasonable requirements as may be established by the Plan Administrator.

                  C. Section 13.4 of the Plan shall be amended as of June 30, 1996, to add the following new paragraph at the end of existing Section 13.4:

                  The Plan Administrator shall also be responsible for: (i) ensuring that information relating to the purchase, holding and sale of Company stock and the exercise of voting, tender and similar rights with respect to Company stock by Participants and beneficiaries is maintained in accordance with procedures designed to safeguard the confidentiality of such information, except to the extent necessary to comply with federal laws or state laws not pre-empted by the Employee Retirement Income Security Act; (ii) that such confidentiality procedures are being followed; and (iii) that an independent fiduciary is appointed where the Plan Administrator determines that a potential for undue Company influence exists with regard to the direct or indirect exercise of shareholder rights.